Agreement Between

                        Fitchburg Gas and
                     Electric Light Company

                               and

               The Brotherhood of Utility Workers
                      of New England, Inc.

                       Local Union No. 340


                  May 1, 1994 - April 30, 1997














                    TABLE OF CONTENTS
                       AGREEMENT

"A"
Article
                                                      Page
Preamble Employees Represented by the Brotherhood        1

     I Definitions                                       1
    II Recognition of Brotherhood                        2
   III Brotherhood Membership Requirements               2
    IV Regular Wages                                     3
     V Overtime Compensation                             4
    VI Application of Rated Wage                         6
   VII Hours and Days of Work                            7
  VIII Days of Relief                                    8
    IX Meal Periods                                      9
     X Vacations                                        10
    XI Seniority                                        13
   XII Discipline, Suspension and Discharge             18
  XIII Grievance                                        18
   XIV Payroll Deductions                               20
    XV Pension Plan                                     20
   XVI Disability Retrogression Pay Plan                23
  XVII Disability Payment Plan                          25
 XVIII Group Insurance                                  28
   XIX 401(k) Plan                                      29
    XX Leaves of Absence                                29
   XXI Severance Pay Plan                               30
  XXII Bulletin Boards                                  31
 XXIII Effect of Agreement                              31
  XXIV Contractors                                      31
   XXV Working Conditions                               32
  XXVI Benefits                                         47
 XXVII Bargaining Unit Work                             49
XXVIII Union Business                                   49
  XXIX UNITIL Retiree Trust                             49
   XXX Safety                                           49
  XXXI No Discrimination                                50
 XXXII Duration and Termination                         50
XXXIII Successors                                       50
       Schedule of Wages                                52
       Roster 1 - Transportation                        52
       Roster 2 - General Clerical "A"                  52
       Roster 3 - Applicance Service                    52
       Roster 5 - Meter (Gas)                           53
       Roster 6 - Meter (Gas and Electric)              53
       Roster 7 - Street                                54
       Roster 8 -  Electric Distribution                54
       Roster 9 - Meter Readers                         56
       Roster 10 - General Clerical "B"                 56
       Roster 11 - Stores                               56
       Roster 12 - Janitorial                           56
       Roster 13 - Collection                           56
       Roster 15 - Repairs                              56
       Roster 16 - Electrical                           56
       Roster 19 - Gas Production                       57
       Roster 20 - Dig Safe                             57
       Clerical Progression and Pay Plan                57
       Policy with Reference to Rest Period             59
       Shift Differential                               60
       Sunday Premium                                   60
       Double Time on Second Day of Relief              60
       Off-Hour Coverage                                61
       Emergency Call Out                               62
Part "B" -  Retained Policies
            Not Incorporated in Part "A"              63 to 66
Part "C" -  Group Insurance Summary                   67 to 68
Part "D" -  Retained Letters of Intent                69 to 70
         -  Progression Charts                        71 to 73

     AGREEMENT made and entered into by FITCHBURG GAS AND ELECTRIC LIGHT COMPANY, a Massachusetts corporation hereinafter called the "Company" and THE BROTHERHOOD OF UTILITY WORKERS OF NEW ENGLAND, INCORPORATED, LOCAL NO. 340, thereof, and the employees of the Company who are now or may hereafter become members of said Local, hereinafter called the "Brotherhood".

     WITNESSETH that:

     WHEREAS, the Brotherhood represents a majority of all employees of the Company at its Fitchburg, Massachusetts plant, excluding confidential employees, executives, foreman, crew foreman, and all other supervisory employees who have authority to hire, promote, discipline, discharge or effectively make such recommendations, and has been designated by said majority to be the exclusive representative of all said employees for the purposes of collective bargaining with respect to rate of pay, wages, hours of employment and other conditions of employment; and

     WHEREAS, both the Company and the Brotherhood desire to promote harmony and efficiency in the working forces so that the employees and the Company may obtain mutual economic advantages consistent with the duty of the Company as a public utility to provide at all times an adequate and uninterrupted supply of electric and gas services in the territory and communities which it serves.

     NOW, THEREFORE:
     As to wages to be paid by the Company, as to working conditions involved in the Company's operations, and as to the application of the principle of seniority to changes in the Company's forces, the parties hereto, each by its duly authorized representatives, agree as follows:

                            ARTICLE I
                           DEFINITIONS

The Company and the Brotherhood mutually agree that for the purpose of this agreement, the following definitions apply:

Regular Employee - one who, subject to a six (6) months' probationary period, is hired on a regular basis.

Temporary Employee - one who is hired for a specific job and/or period of time but who it is not intended shall become a regular employee as defined above and whose employment is not intended to last for more than (six) 6 months. If his employment continues for more than six (6) months, he becomes a "regular" employee as defined above.

Part-time Employee - an employee who is hired to work less than the regularly scheduled workweek.

                           ARTICLE II
                   RECOGNITION OF BROTHERHOOD

The Brotherhood is hereby recognized as the exclusive representative of all employees of the Company at its Fitchburg, Massachusetts plant, excluding confidential employees, executives, foremen, crew foremen and all other supervisory employees who have authority to hire, promote, discipline, discharge or effectively make such recommendation for the purposes of collective bargaining with respect to wages, hours of employment and other conditions of employment.

                           ARTICLE III
               BROTHERHOOD MEMBERSHIP REQUIREMENTS

The Company agrees that until the termination of this agreement it will require as a condition of employment that all employees subject to this agreement shall become members of the Brotherhood.

The Company agrees that it shall require as a condition of employment that all new employees hereafter employed by the Company in any class of work to which this agreement applies shall become members of the Brotherhood after the thirtieth day following the beginning of their employment and shall continue as members thereafter while this agreement is in effect and their classification is subject to the terms of this agreement. The Company and the Brotherhood mutually agree that this provision in no way affects the other terms and conditions of employment applicable to temporary and probationary employees set forth in this agreement.

Any employee who has been exempted from the Brotherhood membership requirement under the provisions of this article but who is transferred or demoted while this agreement is in effect to a class of work which is subject to the Brotherhood membership requirement shall become a member of the Brotherhood within thirty (30) days after the effective date of such transfer or demotion.

The provisions of this article shall not apply to anyone exempted from the provisions of this agreement, nor to student engineers who may be assigned from time to time to any of the departments of the Company.

In no event will any employee be required, as a condition of employment, to become a member of the Brotherhood until after the thirtieth day following the beginning of his employment or the effective date of this article, whichever is the later.

Any employee of the Company who at any time while this agreement is in effect has been performing a class of work which is subject to the Brotherhood membership requirements of this Agreement, but who is subsequently transferred or promoted to a class of work which is not subject to the Brotherhood membership requirements of this Agreement shall have the privilege of withdrawing from Brotherhood membership.

                           ARTICLE IV
                          REGULAR WAGES

Section 1. Effective on the date indicated therein, employees who are receiving the ultimate rate of the class to which they are permanently assigned shall be paid wages in accordance with the Schedule of Wages showing classifications and the rated wage of each class. Said Schedule of Wages of footnotes and accompanying paragraphs are attached hereto and made a part hereof, and are set forth at pages 52 to 58, inclusive, hereof.

Section 2. If, upon the effective date of said schedule, an employee is not receiving the ultimate rate of the class to which he is permanently assigned, then, the present wage of such employee shall be increased in an amount equal to the difference between the ultimate rate of the class in effect at the time of the last prior wage schedule and the ultimate rate of the class of the wage schedule effective herein.

Section 3. The following conditions shall control, limit, restrict and govern the application of said schedule.

An employee, if awarded the next higher-rated job in the same roster will receive the higher rate from the date of the award.
In other cases where an employee is awarded a bargaining unit job, the employee's rate of pay shall be as follows:

     (a) Twenty-five cents ($.25) per hour more than the employee's present rate of pay or the rate of the new job, whichever is less, no later than one week after the date of the award.

     (b) Twenty-five cents ($.25) per hour more than the rate arrived at in (a) above or the rate of the new job, whichever is less, thirty days from the date of the award.

     (c) The ultimate rate of the new job ninety (90) days from the date of the award.

Section 4. Clerical Progression and Pay Plan (See Page 57) is not subject to Section 3 above.

Section 5. New employees hired during the term of this agreement will receive a starting wage that shall not be less than eighty-five per cent (85%) of the ultimate rate for the class of work to which they are assigned. When an employee has completed his or her probationary period, the employee's rate of pay shall be subject to the provisions of paragraphs (a), (b), and (c) of Section 3 above, substituting "six months anniversary date" for "date of the award" in that Section.

Section 6. In no event shall the resulting wage from time to time exceed the rated wage for the applicable class established by the Schedules of Wages, attached hereto and made a part hereof.

                            ARTICLE V
                      OVERTIME COMPENSATION

Section 1. Employees subject to this agreement shall be paid wages at the rate of time and one-half for all work that does not occur within their regularly scheduled work day or week.

     (a) Employees normally scheduled to work more or less than eight (8) hours within a day shall be paid overtime at one and one-half times their regular rate for all work that does not occur within such scheduled hours provided that no employee shall be paid both daily and weekly overtime on account of the same hours of overtime worked.

     (b) Employees, when required to work on their regularly scheduled days of relief, shall be paid overtime at the rate of one and one-half times their regular rate, subject to the provision for double time on the second day of relief which is the seventh day of work, a provision set forth in the paragraphs following the schedule of wages attached hereto. "Regular rate", for the purpose of this section, shall mean the regular hourly rate of the employees.

Section 2. Employees subject to this agreement shall be paid a minimum of three (3) hours at the time and one-half or overtime for actual time worked, whichever is greater, for each period of time worked during unscheduled hours.

This minimum shall not apply:

     (a) In any case where employees are assigned to work continuous overtime from the end of their regular workday, but in that event, payment shall be at the overtime rate for such continuous time, or

     (b) In any case where employees are called out or assigned during the lunch hour.

If an employee is scheduled in advance for overtime work on a day of relief, he will be paid the minimum if the overtime work is cancelled unless he is notified of the cancellation prior to the close of the preceding regularly scheduled workday. If no such notice is given, the employee will report for work as scheduled, unless otherwise notified.

If such overtime is scheduled on a regular workday, the minimum will apply unless the employee is notified of cancellation prior to the end of such regular workday.

When planned overtime is scheduled for Saturday, or Sunday, the Company will notify the employees involved at least forty-eight
(48) hours prior to Saturday, to the extent such notice is practicable and provided the Company has knowledge of the need for scheduling such work sufficiently in time to give such notice. If notice is given, but the planned overtime is later cancelled, the minimum penalty for cancellation of planned overtime will not apply if notice of the cancellation is given prior to the end of the regularly scheduled workday on Friday.

There will be a single overtime list for planned and unplanned overtime.

The overtime equalization schedules on the Bulletin Boards are regarded as an equalization of overtime agreement.

If an employee is entitled to overtime under the equalization provisions of the contract and is not requested to work such overtime, the employee will be provided overtime work to be assigned by the supervisor within seven days of acknowledgment by the supervisor that the employee was entitled to the overtime. Refusal of the overtime work by the employee will negate any further penalties by the Company.

In the event there is a call out while the employee is on this overtime assignment, the employee will be assigned the call out even if he/she is not entitled to the call out based on the equalization list. The overtime assignment must be appropriate for the classification of the employee.

The overtime assignment will be for a minimum of three hours or longer if the call out extended for a longer period of time.

Section 3. If an officer, steward, or committeeman of the Brotherhood is unavailable for overtime work because of Brotherhood business, such unavailability will not be charged against him for purposes of determining whether there has been an equitable distribution of overtime.

Section 4. An employee on vacation for five (5) consecutive days or is sick is not considered available for overtime and such unavailability will not be charged against him for purposes of determining whether there has been an equitable distribution of overtime. Vacation will commence at the end of the employee's shift and end at the start of the employee's next scheduled shift.

Section 5.     Emergency Storm Work Premium 5/1/87

It is sometimes necessary to assign outside physical workers for more than 24 hours because of severe storms causing extensive interruptions to service. The senior staff member responsible for operations will determine when this policy goes into effect.

When these employees are so assigned to work for a period of more than 24 hours under this policy, including travel time, the method of payment will be as follows:

     (a) The outside physical workers so assigned will be paid for working time at the rate of one and one-half times their regular straight time rate and for rest time at their regular straight time rate.

     (b) The Rest Period Policy will not apply during this emergency work when employees are being paid under (a), but every effort will be made to give employees adequate rest time.
         It is intended that an employee who has worked continuously for sixteen hours be given at least eight hours rest and be paid for this rest time at his regular straight time rate, but if it is not given, the employee will be entitled to compensating rest time at a later time for that portion of the eight hours rest time which was not given.

     (c) If a holiday occurs during this assignment, working time shall be paid for at the rate of two and one-half times the regular straight time rate and rest time at the regular straight time rate.

     (d) When the 24-hour period has ended and the emergency is over the normal method of payment and rest time procedures will be in effect.

                           ARTICLE VI
                    APPLICATION OF RATED WAGE

Section 1. The application of a rate of pay shall be based on the duties performed.

Section 2. If, during the course of the daily work schedule, an employee is temporarily assigned (but not promoted) to a higher class of work for a period of three (3) hours or more, such employee shall receive the scheduled wage of such higher class for all hours worked within the daily work schedule.

Note:  This does not apply to employees in Clerical Wage
Structure Pg. 57.

Section 3.
(a) Employees subject to the provisions of this agreement shall receive normal straight-time compensation for eight (8) hours on eleven (11) recognized holidays, as listed below:

          New Year's Day          January 1
          Martin Luther King      Third Monday in January
          Patriot's Day           Third Monday in April
          Memorial Day            Last Monday in May
          Independence Day        July 4
          Labor Day               First Monday in September
          Columbus Day            Second Monday in October
          Veterans Day            November 11
          Thanksgiving Day        Fourth Thursday in November
          Day after Thanksgiving  Fourth Friday in November
          Christmas Day           December 25

Employees who have completed six months of service are entitled to receive a twelfth holiday, formerly the birthday holiday, to be observed as follows:
     a)   On the employee's birthday,
     b)   Any day within the calendar year.

Department head approval is required if taken under option b.

If the legal holiday occurs on Saturday, one of the following three options may be made available to one or more employees not scheduled to work on that day, in lieu of normal straight-time compensation, where the Department Head determines that it is feasible to make the option available in that Department:

     a.  A day off on Friday preceding the Saturday holiday.
     b.  A day off on Monday following the Saturday holiday; or
     c.  A day off on any date following the holiday.

(b) If employees are assigned to work on a holiday recognized hereunder which occurs on a workday within their scheduled workweek, they shall receive, in addition to the holiday pay described in [a] and [b] above, time and one-half for all hours worked in their normal schedule and two and one-half times their normal straight-time rate for hours worked outside their normal schedule within the holiday period, or the minimum, whichever is greater.

(c) If employees are assigned to work on a holiday recognized hereunder which does not occur on a workday within their scheduled workweek, they shall receive, in addition to the holiday pay described in (a) and (b) above, twice their normal straight-time rate for the first (8) hours worked and two and one-half times their normal straight-time rate for time worked in excess of eight (8) hours within the holiday period, or the minimum, whichever is greater.

(d)  Existing Night Troublemen will work the Christmas and New
Year Schedule - Normally - one will work one Holiday - the other
Troubleman will work the other.

Section 4. Where an employee of ten (10) years or more of continuous service, because of disability, is or becomes unable to continue to perform assigned duties based on classification as of the date of disability, the rights of such employee and the obligations of the Company under such circumstances shall be determined in accordance with "Disability Retrogression Pay Plan" included herein and made a part hereof under Article XVI on pages 23 to 25, inclusive.

Section 5. Employees may be temporarily assigned to another class of work in the same or a different roster for a temporary period of time not to exceed fifteen (15) days per year.

Management shall determine the roster from which employees are assigned. The selection will be according to the following criteria:
1.  Voluntary by seniority
2.  Junior qualified employee

Each temporary assignment shall be for a minimum of one (1) full day. These assignments shall not be used to fill permanent vacancies.

                           ARTICLE VII
                     HOURS AND DAYS OF WORK

Section 1. Eight (8) consecutive hours shall constitute the regular daily assignment and five (5) days of eight (8) consecutive hours shall constitute the regular weekly assignment of all employees coming within the scope of this agreement, insofar as such assignments do not interfere with presently established practices.

Section 2.     Hours for Customer Services

Employees assigned to the Customer Services section will have a regular work schedule of 8:00 a.m. to 5:00 p.m., with a one-hour lunch period. If workload requirements change, the supervisor will notify employees that the work schedule has been changed to 8:00 a.m. to 5:00 p.m. with a 20-minute paid lunch.

Two (2) positions, one Customer Service and one Credit will be the hours of 12 noon to 8:00 p.m.. These positions will be posted and if necessary junior employees (new hires) will be assigned.

Section 3.     Hours in Service Department 5/1/87

The second shift in the Service Department will be:

     December 1st to March 31st   -  4:00 p.m. to 12:00 Midnight
     April 1st to November 30th     -  1:00 p.m. to 9:00 p.m.

Effective May 1, 1987, the schedule for the Consumer Aide assigned to Dispatch will be 8:00 a.m. to 5:00 p.m.

Section 4.     Hours for Janitor 5/1/89

The hours of work of the Janitor will be Sunday 5:00 p.m. to 2:00 a.m. Monday, and 2:00 p.m. to 10:00 p.m. Monday through Thursday.

Section 5.     Production Department - Hours of Work

During the non-production season, LNG and Propane Plant inspections will be performed on a mandatory planned overtime basis on Saturdays, Sundays and holidays by Roster 19 personnel.

Section 6.     Hours for Fleet Mechanic

The hours of work for the Fleet Mechanic will be as follows:
     April 1 to November 30 -    7:30 a.m. - 3:30 p.m.  Monday - Thursday
                                 6:00 a.m. - 2:00 p.m.  Friday
     December 1 to March 31 -    7:30 a.m. - 3:30 p.m.  Monday - Thursday
                                 8:30 a.m. - 4:30 p.m.  Friday

                          ARTICLE VIII
                         DAYS OF RELIEF

Section 1. Days of relief now established shall not be changed without good and sufficient cause. When new positions are created, days of relief shall be established for such new positions and shall not be changed thereafter without good and sufficient cause.

Section 2. Whenever employees are replaced in any class of work where continuous operation is necessary, the prevailing days of relief established with each assignment within such class shall not be changed without good and sufficient cause.

Section 3. In departments or groups where continuous operation is not necessary, every effort will be exerted by the Company to establish the days of relief in accordance with the desires of the employees.

Section 4. Employees will not be compelled to change their days of relief with other employees.

                           ARTICLE IX
                          MEAL PERIODS

Section 1. A meal period of not less than thirty (30) minutes nor more than one (1) hour shall be arranged for employees unless otherwise mutually agreed upon.

Section 2. The meal period shall be assigned between the end of the third hour after reporting for duty and the beginning of the sixth hour after reporting for duty.

Section 3. Where the nature of the service requires continuous operation, eight (8) consecutive hours may be worked during which twenty (20) minutes shall be allowed for lunch at reasonable and convenient times without interruption of service and without deduction in pay.

Section 4.
    (1) From January 1 through December 31, employees in the following Rosters will bring their lunch and will work a straight eight (8) hours (as specified below) with a twenty (20) minute lunch period provided, (normal lunch period to start four (4) hours after starting time) and with no deduction in pay for this twenty (20) minute period.

            Roster #3      8:00 a.m. to 4:00 p.m.
            Roster #5      8:00 a.m. to 4:00 p.m.
            Roster #6      8:00 a.m. to 4:00 p.m.
                       or, 8:30 a.m. to 4:30 p.m.
            Roster #9      8:00 a.m. to 4:00 p.m.
            Roster #16     7:30 a.m. to 3:30 p.m.

    (2) From April 1 through November 30, employees in the following Rosters will bring their lunch and will work a straight eight (8) hours (as specified below) with a twenty (20) minute lunch period provided, (normal lunch period to start four (4) hours after starting time) and with no deduction in pay for this twenty (20) minute period.

            Roster #7      7:30 a.m. to 3:30 p.m.
            Roster #8      7:30 a.m. to 3:30 p.m.
            Roster #15     7:30 a.m. to 3:30 p.m.

    (3) From December 1 through March 31 employees in the following Rosters will bring their lunch and will work a straight eight (8) hours (as specified below) with a thirty (30) minute lunch period provided, (normal lunch period to start four (4) hours after starting time) and with no deduction in pay for this thirty (30) minute period.

            Roster #7      7:00 a.m. to 3:30 p.m.
            Roster #8      7:30 a.m. to 3:30 p.m.
            Roster #15     7:30 a.m. to 3:30 p.m.

    (4) From January 1 through December 31, the stockman and stock clerk will establish a work schedule to ensure coverage of the stockroom from 7:00 a.m. to 5:00 p.m. Meal schedules will normally consist of one hour to be alternated between the two classifications. During any absence, coverage will be provided by the remaining employee on an overtime basis, working a straight eight (8) hours with a twenty (20) minute lunch period.

Section 5. The Company will pay a meal allowance to an employee when their normal meal period is disrupted by emergency overtime work and the work period extends beyond three (3) hours. In the event employees work two (2) or more hours of continuous emergency overtime, after an eight (8) hour work period, and such overtime extends through a normal meal period, the company will pay a meal allowance for the employee. If the overtime work ends simultaneously with the expiration of two (2) hours after the end of an eight (8) hour period, the company will pay an allowance of $3.00 in lieu of a meal and meal period. If the overtime work ends within thirty (30) minutes after such two (2) hour periods and the meal and meal period have not been given, the employee will receive a meal allowance. The above does not require the furnishing or paying for a meal occurring during an eight (8) hour work period on an employee's day of relief when the employee is able to plan for such a meal.

The meal allowance is:
      Breakfast $  7.50
      Lunch     $  7.50
      Supper    $ 10.00

Emergency overtime is defined as overtime work where the notice given the employee is twenty-four hours or less.

Section 6. Employees engaged in emergency overtime work will be paid an allowance for the normal meal period that is disrupted and granted a meal period of twenty (20) minutes without deduction in pay and will be granted an allowance every six (6) hours later.

Section 7. When a regular meal period is established, it shall not be changed without good and sufficient cause.

Section 8. The meal allowance will not apply during emergencies involving employees working more than eight (8) hours beyond the normal work day. During emergencies, the reasonableness of the cost of the meal shall be subject to the approval of the department head.

                            ARTICLE X
                            VACATIONS

Section 1.
     (a) Employees continuously employed prior to June 1 for less than one (1) year, but more than six (6) full months, will be entitled to a vacation with straight-time pay for two (2) normal working days for each full month of employment in excess of six months prior to such June 1st.

     (b) Employees, after one (1) year of continuous service prior to June 1 of the year in which their vacation occurs, will be entitled to two (2) weeks' vacation with straight-time pay.

     (c) Employees with five (5) full years of continuous service will be entitled to three (3) weeks' vacation beginning in the year in which such service is completed.

     (d) Effective 5/1/89, employees with ten (10) full years of continuous service shall be entitled to four (4) weeks' vacation beginning in the year in which such service is completed.

     (e) Employees with twenty (20) full years of continuous service shall be entitled to five (5) weeks' vacation beginning in the year in which such service is completed.

     (f) Employees with over twenty-five (25) years of service shall be entitled to one (1) day of vacation for each full year beginning with the twenty-sixth (26) year and ending with the thirtieth (30) year, vacations beginning in the year in which such service is completed.

Section 2. Vacations will be granted according to a schedule approved by the Company, and insofar as possible, seniority will govern. One (1) of the three (3) weeks of vacation, two (2) of the four (4) weeks of vacation and three (3) of the five (5) weeks of vacation for those employees who are eligible may be scheduled by the Company at any time during the calendar year.
If an employee is unable to start his vacation as scheduled, such vacation will be rescheduled by the Company at the earliest opportunity.

Section 3. Employee's vacation pay will be the greater of his regular straight-time pay at the time of vacation or the average of his straight-time earnings in the previous calendar year.

Section 4. If, during an employee's vacation period, a holiday, recognized under this contract, falls on a normal workday of the employee, he shall receive an additional day off at a time to be designated by the Company, or in lieu thereof, normal vacation pay, provided, however, in no event, will any employee receive pay or time off for holidays in excess of that described in Article VI, Section 3 on page 6.

Section 5. All departments within the Company will distribute vacation selection forms to be completed by December 31 for scheduling vacations in January, February and March of the following year. Vacation schedule forms will be issued, and are to be completed by April 30, for employees to select their remaining vacations.

All months of the year will be used by all departments for vacation scheduling. Department Managers will exercise discretion as to the number of employees on vacation at any one time.

Section 6.      For purposes of vacation scheduling in the Street
Department and Line Department (exclusive of underground personnel) the following provisions shall apply:

The year will be divided into the following three periods for taking vacation.

      Period I: The prime period consisting of June, July,
                August and September. During this period, employees may take up to two weeks of vacation.

      Period II:
                The months of April, May, October, November and
                December. During these months, an employee may take two weeks of vacation.

      Period III:
                The months of January, February, and March.
                During these months, an employee will take any remaining vacation not taken in Periods I and II.

Not more than four (4) linemen may be on vacation at the same time during Period I and Period II, December only. Not more than two (2) linemen may be on vacation at the same time during Period II, except December. Department Head approval is required for more than four (4) linemen to be on vacation at the same time in December. Single days of vacation may be taken in Periods I and II, on the same basis as at present; namely, one (1) day for each week of vacation taken in the period, but they may be taken out of any of the scheduled vacation weeks in either Periods I and II instead of the scheduled vacation in the Period in which the single day is taken.

Section 7. It is recognized that it is generally desirable for vacations to be taken not less than a full week at a time. However, for good reasons and where it can be done without cost or inconvenience to the Company, an employee will be permitted to take vacations less than a week at a time where sufficient notice is given and the Department Head approves.

Section 8. An employee who is separated from the payroll, whether by means of resignation, retirement or pension, discharge or layoff, shall be paid such vacation pay as he is entitled to receive in that calendar year and which he has not already received.

Section 9. Where an employee becomes ill, or a member of his immediate family dies just prior to his scheduled vacation, the vacation will be rescheduled upon his request; scheduled vacation will not be rescheduled if the illness commences after the beginning of the scheduled vacation.

However, if the death of an immediate member of the family (as defined in Article XX, Pg. 29) occurs after the beginning of the scheduled vacation, and the time lost, for the purpose intended, would have been in their normal work schedule, such time will be rescheduled, at a mutually agreed upon later date.

Section 10. For purposes of vacation scheduling in Roster 9 (Meter Reading), the following shall apply: During the period of June, July and August, employees may take up to two (2) weeks of vacation but not more than two (2) employees may be on vacation at the same time during this period. During the remainder of the year only one (1) meter reader may be on vacation at any time.

Section 11.    Vacation Entitlement - Personal or Medical Leave

When an employee is on personal or medical leave (Policy A, Pg.
65) for more than twenty-five (25) days in a calendar year, the employee's vacation entitlement for the following year will be prorated based on the number of days the employee is paid wages vs. the number of days of personal or medical leave taken during the year.

  Example: Employee is out for 26 weeks (26 x 5 = 130 days) on medical leave. Employee will have 5 years of seniority in March, 1992. Employee would have 3 weeks (15 days) of vacation entitlement. Because the employee was out for 130 days in 1991, employee would be credited with 130/260 = .5 x 15 = 7.5 days.

                           ARTICLE XI
                            SENIORITY

Section 1. Seniority progression charts showing all classes of employees subject to this agreement and the seniority movement of such employees between classes hereinafter provided for have been prepared jointly by the Company and the Brotherhood. Roster sheets showing the names, classifications, Company seniority, and class seniority ratings of all employees subject to each seniority progression chart have been prepared and posted. The Company shall prepare and post quarterly, revised roster sheets showing any changes affecting the employees on such sheets.

Any employee subject to this agreement who is aggrieved by any change in seniority rating may, within thirty (30) days after such change is posted, and not thereafter, request the Company to correct such rating, and upon adequate proof of error, it shall be corrected in accordance with the facts.

Section 2. It is agreed, that when an employee is assigned to a position, which is not subject to the rules of the Agreement, on a temporary basis, his seniority status will continue in the class which he held at the time of the assignment.

An employee promoted, on a regular basis, to a position in which he is not subject to the rules of the Agreement, and subsequently returns to a classification which is subject to the rules of the Agreement, shall have his seniority status, for unit seniority purposes, reflect only that time served in the Bargaining Unit; i.e., the employee would return to the bottom of the classification from which he came with the seniority he had at the time of his promotion. This period of time will not exceed ninety (90) days.

Section 3. Seniority shall begin when an employee was or shall be first hired by the Company, except that where an employee has been dismissed and rehired or has voluntarily left the employ of the Company and has been rehired, seniority shall begin when such employee was last hired. The seniority rating of employees shall be as follows:

     (a) Any present employee of the Company who was in the employ of the Company when seniority was first adopted (June 2, 1946) shall receive credit (in the class of work in which he is then employed) for all prior employment with the Company.

     (b) Any present employee of the Company who was hired subsequent to June 2, 1946, shall receive credit beginning with his last hiring date and continuing during the term hereof in each class of work in which he has been or is hereafter regularly assigned.

     (c) The foregoing provisions of this section shall not apply to new employees until they have been continuously employed for a period of six (6) months, but thereafter these provisions shall apply to such employees.

If because of a reduction-in-forces an employee is demoted from a class of work to which he was assigned on the date when seniority first became effective as aforesaid, such employee shall be assigned to the head of the list in the class to which he is demoted, but an employee promoted after said date and subsequently demoted because of a reduction in forces shall revert to that place on the list in the lower class which he held before his promotion; provided, however, that when forces are reduced in the lowest class, necessitating the furloughing of employees, the employee in such class having the shortest total period of service with the Company shall be furloughed first, and so on up through the class.

Employees assigned to any class of work in one department of the Company, if furloughed out of their class of work because of a reduction-in-forces, shall be re-assigned by the Company to the same class of work in the same or some other department of the Company if there is another such class, and, if there is not another such class, then to some other class, provided such furloughed employees are qualified by fitness and ability to perform the work in the new class. When so reassigned, such employees shall have the same seniority rating in the new class which they had in the class from which they were furloughed and they shall displace juniors in the new class.

New employees shall be deemed to be on trial for a period of six months from the date of hiring and within such period the Company shall have the right to discharge any new employee whenever in the opinion of the Company he has not qualified for the work for which he was hired or for other work to which he may be assigned.

The Company shall have the right in its discretion to employ temporary forces for emergencies, vacation relief, or in other unusual situations, and seniority shall not apply to employees in such forces.

The Company may employ student engineers in any class, the total number of student engineers so employed not to exceed three percent (3%) of the number of employees of the Company, and the Company in its discretion and without regard to seniority may assign the work of student engineers in any class or may transfer them from class to class, but in the event that student engineers are assigned to positions permanently such assignments shall be subject to the seniority rights of regular employees affected thereby.

Section 4. If there is seniority movement between the classes involved, when a vacancy occurs in any class, the employee senior in the next lower class shall be entitled to promotion to the vacancy if his fitness and ability qualify him for the position, and when forces are reduced, the last man in the class affected shall be furloughed first, and so on up through the class, employees so furloughed having the rights to displace juniors in a lower class if qualified by fitness and ability.

An employee accepting promotion or transfer to a new class after June 2, 1948, shall have seniority in the new class beginning with the date of such acceptance, and he will retain unimpaired his seniority in the former class without the right, however, to displace juniors in the former class as long as he may have employment in the new class in any position for which he is qualified by fitness and ability.

Section 5. If there is no seniority movement between the classes involved and forces are reduced in a class, an employee who was transferred to such class from another class shall return to his former class without loss of seniority in that class if then qualified by fitness and ability to perform the work in his former class.

Section 6. In the event of a vacancy in an existing position or in a newly created position within each class in any department, notice of the vacancy will be posted at places accessible to employees affected in that department and, Company-wide in all other departments, and shall remain posted for a period of seven (7) days, within which time applicants eligible and desiring to fill such vacancy shall apply in writing to the official of the Company designated in the notice. Such notice shall also set forth the title of the position to be filled, hours of work, days of relief, rate of pay and outline of duties. The bidders will be considered in the following order and the senior qualified bidder will be awarded the job:

      (1) Employees with seniority who have previous time in the class where the vacancy exists, in the order of their seniority in that classification.

      (2) Employees with seniority in the next lower class in the same roster, in the order of their classification seniority in that classification.

      (3) Employees with seniority in each lower class, in order, in the same roster, in the order of classification seniority within each such class.

      (4) Employees with seniority in a class, if any, above the vacancy and in the same roster, in the order of seniority in such higher classification.

      (5) Employees with seniority from other rosters, considered in the order of their
          Company seniority.

Within one (1) week after expiration of the posting period the Company shall assign the accepted applicant to such vacancy or newly created position. If the Company anticipates a problem will arise in making the assignment within one (1) week, the Company agrees to discuss this with the Union in advance. When such vacancies occur in positions that are to be refilled, the Company will post notice within one (1) week.

Any employee assigned to a new position shall have thirty (30) days in which to qualify. If he is unable to qualify, he may return to the class from which he came without loss of seniority rating therein. If in the opinion of the Company he is competent, he shall not return to the class from which he came until a vacancy occurs in that class.

Section 7. The seniority status of an employee transferred to a new position or vacancy in another department in accordance with the preceding Section shall begin on the date of his assignment to the new class and he will retain unimpaired his seniority in the former class without the right, however, to displace juniors in the former class as long as he may have employment in the new class in any position for which he is qualified by fitness and ability.

Section 8.      When forces are increased in any class,
furloughed employees shall be given preference over applicants not previously employed by the Company if they are qualified by fitness and ability to perform the work in the class of service affected.

When employees are furloughed from several classes and a vacancy later occurs in a particular class, furloughed employees from the class where the vacancy occurs shall have preference.

Furloughed employees shall notify the Company in writing on or about the first day of each calendar month that they are available for re-employment, and if offered work by the Company for which they are qualified, they must accept it in writing and report for work within seven (7) days, and furloughed employees failing so to notify the Company of their availability for a period of six (6) months or to accept as aforesaid work so offered shall forfeit all seniority rating.

Section 9.                                                    6/1/67
     In reducing and increasing forces, in making promotions, and in making appointments to fill vacancies occurring in any class with employees in the same class in which the vacancies occur, or from other classes, all as provided in the foregoing sections, the Company shall determine the fitness and ability of all applicants for new or different positions. In determining fitness and ability of any applicant from another roster, the desire and ability of such applicant to advance to higher classifications in the roster to which the bid is made will be contributing factors.

Should reduction of forces become necessary for any reason, the Brotherhood will be consulted and every attempt made to achieve the reduction by attrition. In the event that employees are displaced from their classification by reason of a reduction in forces, the following will apply:

          (1) The Company will discuss the matter with the Local Union.

          (2) Such employee may displace other employees of the Company pursuant to the Seniority provisions of the agreement.

          (3) The wage rate of employees upon such transfer to lower rated jobs will be as follows:

Continuing Service at Date of Reduction
        Total Reduction

Employees with ten (10) or more years of           No reduction
continuous service.

Employees with nine (9) but less than ten (10)     $1 per week after 6 months
years of continuous service.

Employees with eight (8) but less than nine (9)    $2 per week after 6 months
years of continuous service.

Employees with seven (7) but less than eight (8)   $2 per week after 6 months
years of continuous service.                       $1 per week after 12 months

Employees with six (6) but less than seven (7)     $2 per week after 6 months
years of continuous service.                       $2 per week after 12 months

Employees with five (5) but less than six (6)      $2 per week after 6 months
years of continuous service.                       $2 per week after 12 months
                                                   $1 per week after 18 months

Employees with less than five (5) years of    No reduction for first 6 months; a
continuous service.                           reduction of $2 per week at the
                                              beginning of the second and
                                              successive periods of 6 months
                                              unitl the rate wage equals the
                                              ultimate of the lower
                                              classification

4. Employees reduced to a lower-rated job classification are required to bid vacancies they are qualified to perform as they may occur in the former classification or in other higher rated jobs unless the Company and the Brotherhood feel there are extenuating circumstances. Employees failing to bid, or accept assignments, may have their wages reduced. All assignments will be made in accordance with the seniority provisions of the contract.

5. If an employee is transferred to a lower-rated job under the above and bids for and is awarded a job with a lower ultimate, the difference in ultimates will be deducted from his rate unless the Company and the Brotherhood feel there are extenuating circumstances.

6. If, after such transfer, a general wage increase is made on a percentage basis, the employee shall receive eighty percent (80%) of said general increase, the percentage to be figured on the adjusted rate prior to applying the eighty percent (80%).

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
By (s) F. Manley
          President

Section 10. Any employee who, subsequent to the enactment of the Selective Training and Service Act of 1940, left the employ of the Company to enter any of the armed forces of the United States of America, will retain the same seniority status that he would have had if he had remained in the employ of the Company during the period of his absence, provided that his military service is terminated by an honorable discharge and that within ninety (90) days thereafter he shall apply in writing to the Company for re-employment. The Company shall assign such an employee according to his seniority status provided he is then qualified by fitness and ability to perform the work in his class, but, if he is mentally or physically unfit to perform the work in his class, the Company shall endeavor to provide him with employment in any class of work in any department of the Company for which the Company deems him to be mentally, physically and otherwise qualified, and provided also that his total length of service with the Company, including the aforesaid military service, shall be greater than that of the employee to be displaced.

Section 11 The Company agrees to grant to regular employees of the Company such reasonable leaves of absence, without pay for transacting official union business of the Brotherhood, in such numbers and for such length of time as the Company shall determine. Any such employee who returns to the employ of the Company at the expiration of his leave of absence will be credited with the seniority that such employee would have had if he had remained in active service with the Company during the leave of absence and shall be assigned to the classification in his roster to which such seniority entitles him, provided such employee is then qualified by fitness and ability to perform the work of such classification.

                           ARTICLE XII
              DISCIPLINE, SUSPENSION AND DISCHARGE

Section 1. If any employee is disciplined, suspended or discharged, a meeting will be held between the Company and the Union Grievance Committee within a reasonable time. The Brotherhood may in its discretion within seven (7) days from the date upon which such employee is disciplined, suspended or discharged request the Company to grant a hearing to such an employee, such request to be in writing, registered and mailed to the President of the Company.

Hearings will be held by the President of the Company or by a department head or other officer of the Company designated by the President within one (1) week after receipt of such written request.

Section 2. If an employee is charged with the violation of Company rules or any other offense, and a hearing is requested under Section 1, the Brotherhood shall be furnished with a statement of the charge in writing.

At the hearing, the Brotherhood shall represent the employee disciplined, suspended or discharged and may present witnesses.

Section 3. If the employee is exonerated, he will be restored to service without prejudice and shall be compensated for any loss in wages caused by such discipline, suspension or discharge.

                          ARTICLE XIII
                           GRIEVANCE

Section 1. Any dispute arising during the term hereof shall be treated as a grievance and every reasonable endeavor shall be made to settle such dispute by agreement between the Grievance Committee of the Brotherhood and the President of the Company or his representatives. Within ten (10) working days, any grievance shall be presented in writing to the employee's immediate supervisor.

Section 2. If the employee's immediate supervisor cannot satisfactorily resolve the grievance as stated in Section 1, it shall be referred to the Department Head.

Section 3. Within ten (10) working days of such submission as stated in Section 2, a meeting shall be arranged between the grievant, the Union Steward, the Supervisor and the Department
Head.

Section 4. Within ten (10) days, if the grievance is not satisfactorily resolved by the meeting as stated in Section 3, the grievance may be submitted to the President of the Company, or his designees. Within five (5) working days of such submission, a meeting shall be arranged between the Union Grievance Committee and the President or his designees. The Company shall reply in writing to the grievant within five (5) working days after the meeting.

Section 5. If the response given pursuant to Section 4 above does not satisfactorily adjust a grievance, the grievance may be submitted in writing to arbitration within sixty (60) working days of the date of the written response pursuant to Section 4 above.

Section 6. The party requesting arbitration shall do so by delivering to the other party a notice in writing setting forth its statement of the matter in dispute. If a party requests arbitration and so notifies the other in writing and thereafter either party fails or neglects to name its arbiter within ten
(10) days after receipt of such request, it shall be construed that the party failing or neglecting to name its arbiter as aforesaid has waived its right to arbitration of the particular dispute, and in that event the demands of the other party shall be conceded unless it so happens that both parties fail or neglect to name arbiters within the time provided.

Section 7. Any grievance not presented in accordance with applicable time limits or other requirements in the steps listed above shall be automatically foreclosed and considered settled and shall constitute a denial of the grievance. By mutual agreement the parties may extend the time limits in any of the steps listed above.

Section 8. Arbitration shall be conducted through a Board of Arbitration consisting of one (1) representative selected by the Union, one (1) representative selected by the Company and an impartial Chairman mutually chosen by the parties. The procedure for Arbitration shall be as follows;

      A. The Union representative and Company representative shall meet forthwith to choose an impartial Chairman, but no later than fifteen (15) calendar days from the date of the demand of arbitration. If no selection can be made within such fifteen (15) day period, then either party may request lists from the American Arbitration Association and selection shall be made in accordance with the rules of the service.

      B. Hearings and post hearing activities shall be conducted in accordance with the voluntary labor arbitration rules of service.

      C. The decision of a majority of the Board shall be the decision of the Board of Arbitration. The Board shall have no powerto change, amend, modify, or otherwise alter the provisions of this Agreement. The decision of the Board, which shall contain a full written statement of the grounds upon which the issue or issues are decided, shall be final and binding on the Union and the Company.


      D. Each party shall bear the expense of preparing and presenting its own case. The compensation and expense of the impartial Chairman and any other expenses of such
         Board shall be borne equally by the parties.

      E. At the meeting with the impartial Chairman it will be discussed and agreed to that the impartial Chairman is required to return a decision within sixty (60) days of the hearing.

Section 9. The Company shall have the right to grieve and arbitrate any dispute which arises concerning the terms and conditions of this Agreement.

Section 10. While this agreement is in effect, there shall be no authorized or sanctioned cessation, retarding or stoppage of work because of any dispute which may result from any interpretation of this agreement or for any cause whatsoever. If an employee represented by the Brotherhood and subject to the terms and conditions of this agreement who, without the authority and sanction of the Brotherhood, voluntarily absents himself from work because of any dispute or demand, he may be denied further employment or suspended at the option of the Company.

                           ARTICLE XIV
                       PAYROLL DEDUCTIONS

The Company agrees to deduct weekly from earned wages and remit to the Brotherhood, the dues of those employees who are members of the Brotherhood and not exempt from the provisions of this agreement, in an amount individually authorized in a manner and on a form approved by the Union and the Company.

                           ARTICLE XV
                          PENSION PLAN

A pension plan is provided for employees and is briefly outlined below. In the event there shall be enacted state or federal legislation which conflict with the terms of the below plan, state or federal legislation will govern.

Eligibility

Any employee of the Company who has completed at least ten (10) years of continuous service in the employ of the Company may retire on a pension upon the terms and subject to the provisions and conditions hereinafter set forth:

      (1) An employee shall be entitled to retire upon or after attaining the age of 65 years but may continue in the active employ of the Company after reaching the age of 65 so long as, in the judgment of the Company, he or she is qualified to perform the services required of him or her.

      (2) An employee who has completed fifteen (15) years of credited service shall be entitled to retire before attaining the age of 65 years if he or she becomes unable to perform his or her work for the Company because of a permanent disability, and if such disability is evidenced by a certificate from a doctor chosen by the employee, concurred in by a doctor selected by the Company.

      (3) An employee who has completed ten (10) years of credited service shall have the option to retire at age 60 with a pension calculated on the basis of his or her then attained age and years of service with the Company with a deduction of three-tenths of one percent (0.3%) multiplied by the number of months between the employee's attained age at the time of retirement and sixty-fifth (65th) birthday.

Determination of Amount of Normal Retirement Benefits

The basis for the computation of the amount of pension shall be the employee's average straight-time annual wage for the last five (5) years of service or the employee's average straight-time wage for any consecutive five (5) year period during the employee's last fifteen (15) years of service, whichever amount is the larger. The word "wage" as herein used shall mean straight-time wages, exclusive of overtime, bonuses, supplementary incentive compensation, or other forms of nonrecurring compensation.

Based upon an average straight-time annual wage determined as above stated, the employee shall be eligible for an annual pension payable monthly in advance, computed as follows:

      a. 2% of your average annual earnings for each of the first twenty (20) years of credited service:
                              PLUS
      b. 1% of your average annual earnings for the next ten (10) years of credited service:
                              PLUS
      c. 1/2 % of your average annual earnings for each year of credited service in excess of thirty (30) years.
                              MINUS
      d. 25% of your primary Social Security Benefit (according to the law as in effect on December 31 of the year proceeding your retirement).

Nothwithstanding anything hereinbefore contained, the minimum annual pension from the Company shall, irrespective of whether the employee concerned is entitled to any benefits under said
Social Security Act, be eight hundred (800) dollars.

Form of Benefits

  Normal Form of Benefits

  A.     Monthly Annuity for Life:
         An employee who is unmarried at retirement will receive a retirement benefit as a monthly annuity for as long as the employee lives. Upon death, no death benefits will be payable to any beneficiary.
  B.     Joint and Survivor Annuity:
         An employee who is married on the date his retirement benefit commences will receive a retirement benefit in the form of a "qualified joint and survivor annuity" unless both the employee and the employee's spouse elect to waive this form of benefit. A qualified joint and survivor annuity is an actuarially reduced annuity payable for the life of the employee with a survivor annuity for the life of the employee's spouse equal to one-half of the amount payable during the joint lives of the employee and spouse. The actuarial reduction is based upon the life expectancies of the employee and spouse on the employee's retirement date.

Optional Form of Benefits

  A,     Continguent Annuitant Option:
         An employee may elect, instead of the retirement benefit as heretofore provided, to have reduced retirement benefits made commencing on the employee's retirement date, and after death such reduced payments, or any lesser amount selected by the employee, will be continued to the designated beneficiary, if living after the employee's death, for the beneficiary's lifetime.

  B.     Ten (10) Year Certain and Life Annuity:
         An employee may elect that the retirement benefit payable on his/her retirement date be reduced with the guarantee that not less than one hundred and twenty (120) monthly payments will be made either to him/her or the named beneficiary who survives him/her.

  C.     Five (5) Year Certain and Life Annuity:
         An employee may elect that the retirement benefit payable on his/her retirement date be reduced with the guarantee that not less than sixty
         (60) monthly payments will be
         made either to him/her or the named beneficiary who survives him/her.

Election of an option in A, B, or C above must be made in writing within the period commencing ninety (90) days prior to the date the benefit is to commence and ending on such commencement date.

Spouse's Benefits

  A. The Surviving Spouse Benefit will be payable under the following conditions:

         1. The employee dies prior to retirement and is vested as of the date of death.
         2. On the date of death, the employee is married and has been married for at least one (1) year prior to his date of death.

  B.     The Surviving Spouse Benefit will be as follows:

         1. The benefit will be computed at fifty percent (50%) of the employee's retirement benefit, computed as of the employee's then attained age and years of service, and a three-tenths of one percent (0.3%) deduction multiplied by the number of months between the employee's attained age at the time of death and the date he would have reached age sixty-five (65); provided, however, that if such computation results in a figure which is less than four hundred (400) dollars per year, the figure will be increased to four hundred (400) dollars per year.

         2. The benefit will be paid monthly in advance as a monthly annuity for life commencing on the first day of the month next following the date of the employee's death.

Vesting

An employee's pension benefit will become vested (a right to a deferred benefit at age 65) after completing at least five (5) years of credited service following his 18th birthday.

Funding

The pension plan will continue to be funded, with all contributions from the Company. It is understood that the retirement plan will meet the requirements for approval by the Internal Revenue Service and will be actuarially sound.

The specific details of the pension plan will be as described in the retirement plan documents. In the event of any conflict between this summary and the Plan Document, the Plan Document will govern. While the Company expects to continue indefinitely the benefits provided for under this pension plan, it agrees to continue them only for the term of the agreement with The Brotherhood of Utility Workers of New England, Incorporated, Local No. 340, effective May 1, 1994.

                           ARTICLE XVI
                DISABILITY RETROGRESSION PAY PLAN

I.   Non-Compensable Disability

In the event an employee with ten (10) full years of continuous service or more becomes unable to perform his normal duties because of a disability for which he is not receiving Workmen's Compensation Benefits, the Company shall provide him with work, provided he is able to perform such work. If such employee refuses to accept such work, the obligation of the Company hereunder shall be discharged. In the event an employee with less than ten (10) full years of service becomes unable to perform his normal duties because of a disability for which he is not receiving Workmen's Compensation Benefits and if the Company is able to provide him with work which he is capable of performing, he shall be assigned to such work. The adjusted pay rate in either case shall be determined by the following PLAN shown below.

A.   FUTURE RETROGRESSION

     1. Less than ten (10) full years of continuous service at time of retrogression.

       a. An employee with less than ten (10) full years of continuous service with the Company at time of retrogression shall receive the ultimate base rate of his new job classification.

       b. The new rate shall become effective at the time of such retrogression.

     2. Ten (10) full years and less than twenty-five (25) full years of continuous service at time of retrogression.

        a. An employee with ten (10) full years or more of continuous service with the Company at the time of retrogression shall receive an ADJUSTED pay rate equal to the ultimate base rate of his new job classification.
                               PLUS


for each full year of continuous service an additional four percent (4%) of the differential between the pay rate of his new job classification and the employee's AVERAGE pay rate, except that in no case shall the ADJUSTED rate be greater than the AVERAGE rate, or less than the ultimate base rate of his new job classification. The AVERAGE pay rate shall be determined by finding the weighted average of the pay rates for all job classifications the employee has held for the five (5) year period immediately preceding his date of retrogression. In making this computation, ultimate base rates in effect at the time of retrogression shall be used.

          b. The employee's pay rate shall be reduced to the ADJUSTED pay rate in steps of ten cents ($.10) per hour or four dollars ($4.00) per week every six (6) months, except that the last reduction step may be ten cents ($.10) per hour or four dollars ($4.00) per week or less as necessary to reach the ADJUSTED pay rate exactly. The first reduction step shall occur six (6) months from the effective date of retrogression.

     3. Twenty-five (25) full years or more of continuous service at time of retrogression.
          a. An employee with twenty-five (25) full years or more of continuous service with the Company at the time of retrogression shall retain the ultimate pay rate of the classification from which he is retrogressed.

II.   Compensable Disability

In the event an employee with ten (10) full years of continuous service or more becomes unable to perform his normal duties because of a disability for which he is receiving Workmen's Compensation Benefits, the Company shall provide him with work, provided he is able to perform such work. If such employee refuses to accept such work, the obligation of the Company hereunder shall be discharged. In the event an employee with less than ten (10) full years of service becomes unable to perform his normal duties because of a disability for which he is receiving Workmen's Compensation benefits and if the Company is able to provide him with work which he is capable of performing, he shall be assigned to such work. His ADJUSTED pay rate in either case shall be determined as set forth under 1 (A) of this PLAN except that the following shall apply:

      A. If, at the time of retrogression, the employee is receiving compensation for partial disability, the Company will pay such amounts so that the employee's total compensation from the Company and from such Disability Benefits will equal the adjusted pay rate.

      B. The date the employee commences work at his lower classification shall be considered as the date of retrogression.

III.  General Provisions Applicable to I and II of the PLAN

      A. In all computations, only FULL YEARS of service shall be used.

      B. ADJUSTED pay rates established under the PLAN shall be figured to the nearest cent except where the rate figures exactly to a half-cent.

      C. An employee with ten (10) or more full years of continuous service receiving an
           ADJUSTED pay rate under the PLAN shall hold the title of his new job classification with the word "SPECIAL" appended thereto.

      D. A physician appointed by the Company in all cases shall consult with such employee's family physician and in the event of disagreement as to the employee's condition and/or ability to perform the work of any particular class, the case shall be referred to a recognized specialist or clinic in the field of medicine involved, whose opinion will be final and binding upon all parties.

      E. No change in GROUP INSURANCE classification shall result from such retrogression.

      F. General increases will be figured on the adjusted pay rate of a retrogressed employee.

      G. An employee transferred to a lower classification under the PLAN shall be assigned without posting the job.

      H. References to continuous service in the Company shall include service with affiliated companies.

      I. If an employee who is being compensated under the provision of this PLAN is again transferred to one or more lower or higher rated classifications, his new
           ADJUSTED rate upon each such transfer shall be computed as if the employee had been transferred to such lower or higher classification initially, using all factors applicable at the time of the first retrogression. The resultant rate shall be corrected to reflect all wage adjustments which were made in such classification since the date of the initial retrogression.

      J. The Company may, in its discretion, withhold the provisions of this PLAN from employees who also engage in work for other than the Company or its affiliates.

                          ARTICLE XVII
                     DISABILITY PAYMENT PLAN

The following Disability Payment Plan relates to payment of wages for time not worked on account of sickness or injury.

Workmen's Compensation Benefits, as referred to below, are benefits payable under Workmen's Compensation Laws for disability caused by occupational injury of disease.

1.   PERMISSIBLE BENEFITS FOR ELIGIBLE EMPLOYEES

     A regular Employee is eligible for disability pay due to sickness or accident. A regular Part-Time Employee is eligible for pro rata disability pay on the basis of his scheduled weekly hours as a percentage of forty (40) hours. A temporary Employee is eligible for Workmen's Compensation benefits only. New employees will become entitled to disability pay due to sickness or accident upon attaining the status of a Regular Employee, six
(6) months after date of hire.

2.   AMOUNT AND PERIOD OF DISABILITY BENEFITS

     A.   Non-Occupational Disabilities
          1. For the first week of temporary disability, except as otherwise provided in succeeding paragraphs, and subject to such evidence as may be required, wages or salary for a normal workweek will be paid.

          2. After the first week of a temporary disability, subject to the limits outlined below and with the approval of the President of the Company or his designee, full normal wages or salary will be paid for not longer than one (1) week for each completed year of continuous service.

     B.   Occupational Disabilities
          1. For the first two (2) weeks of temporary disability except as otherwise provided in succeeding paragraphs, and subject to such evidence as may be required, wages or salary for two (2) normal workweeks will be paid.

          2. After the first two (2) weeks of temporary disability, subject to the limits outlined below and with the approval of the President of the Company or his designee, full normal wages or salary will be paid for not longer than two (2) weeks for each completed year of continuous service.

     C. Continuous service shall be defined as that service dating from the employee's last employment by the Company, subject, however, to the conditions established under the Break-in Service Credit Policy.

      D.       Limit on Benefits Beyond First Week
          1.   Non-Occupational Disabilities
               The determination of the number of weeks during which salary or wages will be paid beyond the first week of a temporary disability shall be computed at the beginning of each week as follows: From the total number of weeks of pay to which the employee is entitled, based on his completed years of service to that date, deduct the total number of weeks and fractional parts thereof, of disability for which the employee received wages or salary during the preceding fifty-two (52) consecutive weeks, except that there shall not be any deduction for the first week of any previous temporary disability.

          2.   Occupational Disabilities
               Same provisions as under 2.D.1., except for the substitution of the words "two (2) weeks" for the word "week". However, in determining the number of weeks during which salary or wages may be paid as in D.1.2. above, the foregoing limit shall be applied separately to:
                    1.  Disabilities caused by sickness or
non-occupational accident.
                    2.  Disabilities of an occupational nature.

     E. 1. Overpayment of disability benefits-wages or salary will not be payable whenever the disability of the employee is the result of an occupational or non-occupational accident which permits the employee to recover damages from a third party. Pending the outcome of settlement of his claim, subject to the limitations set forth in Par. D., appropriate wages or salary will be paid on condition that the employee agrees in writing on the form provided for this purpose (FF160B or FF160C) to reimburse the Company for such wages or salary if there is recovery from the party causing the injury.

          2. In the event an employee is paid any wages or salary for a period of disability arising from an industrial accident for which he subsequently receives Workmen's Compensation weekly payments, he shall be required to agree in writing on Form FF160A that, if the wage or salary payments together with the Workmen's Compensation payments aggregate (for the period of disability for which both payments are made to him) more than the normal weekly wage or salary payments he would have received if working, he shall reimburse the Company for the excess.

     F.   Lump sum insurance settlements
          If an employee injured in an occupational accident makes a lump sum settlement with the insurance company in lieu of his receiving weekly Workmen's Compensation benefits, the benefits to which he will be entitled from the Company shall be computed for the period of his disability as though he were receiving weekly compensation benefits. In any case of a disability resulting from aggravation or relapse of a previous disability for which the employee has made a lump sum compensation insurance settlement and as the result thereof is ineligible for further Workmen's Compensation benefits, the salary or wages payable by the Company shall be computed as though the injured employee was receiving such compensation benefits.

     G. Disabilities for which benefits are not payable. No wage or salary payments by the Company will be made beyond the first week for periods of disability during which the employee is not under treatment by a recognized physician or practitioner. Wage or salary payments will not be made beyond the first week for periods of disability caused by excessive use of alcohol or narcotics unless the disabled employee is receiving approved treatment for such disability. No wage or salary payments will be made beyond the first week by the Company for disability resulting directly from the deliberate neglect or refusal of the employee to observe the Company's established safety rules or regulations if such employee has previously been warned.

     H. The Company may, in its discretion, withhold payment of disability benefits to employees who engage in other work.

     I. Nothing herein contained will be construed to prevent the Company from placing employees on a pay-as-you-work basis if such employee's absenteeism record justifies such action. An employee placed on a pay-as-you-work basis will be returned to a sick-pay eligibility status, when his absenteeism record over a reasonable period of time subsequent to being placed on a pay-as-you-work basis, justifies such action. Employee on pay-as-you-work basis to be reviewed at least three (3) months after being placed on it. Beginning with the second week of hospitalization the pay-when-work status will be suspended for the full period of disability.

3.   COMPUTATION OF WAGES PAID FOR PERIODS OF DISABILITY

     In computing wages or salary, there shall not be included
(1) overtime wages (2) bonuses (3) shift differentials or (4) other forms of similar extra compensation.

 4. Employee's "years of continuous service" used for computing payment of time not worked on account of sickness or injury in accordance with the Disability Payment Plan and vacations shall include those years of service to a break in the continuity of service, provided -

     (a) the employee had at least three (3) years of continuous service prior to the break, and

     (b)  the break did not exceed three (3) years duration, and

     (c) the employee has remained in the service of this Company for at least five (5) years after the break in service.

If years of service do not comply with the foregoing provisions, then total years of continuous service shall be computed from the date last employed. "Years of continuous service" for the Retirement Allowance policy shall be the full years of service from the last date of employment with this Company.

5. The Company has given its Department Heads discretion to grant limited time off without loss of pay for urgent personal reasons including a serious emergency at home, such time to be no more than that required for the purpose, usually a few hours and, in no event, more than one day. Department Heads also have discretion to grant time off without pay for personal reasons if there is good cause and no abuse of the privilege.

                          ARTICLE XVIII
                         GROUP INSURANCE

During the effective period of this Agreement, the Company will maintain Group Insurance as follows: Life, Accidental Death and Dismemberment, and Comprehensive Health and Dental Plan in accordance with the Group Insurance Summary dated May 1, 1994, and attached hereto. During the period of this Agreement the Company will make available to employees Health Maintenance Organization (HMO) coverage in lieu of Comprehensive Health Insurance. In the event that there shall be enacted after May 1, 1994, state or federal legislation in addition to that now enacted which provides benefits in the field of health, medical, hospitalization and nursing care, the parties agree that there shall be no duplication or overlapping of such benefits and the benefits provided by the Company. In the event that the Company determines that such duplication or overlapping of benefits occurs, it may revise the benefits under the Company's Group Insurance Plans to minimize the same. In so doing, there will be no reduction in the benefits provided to employees as set forth in the attached Group Insurance Summary. The Union shall be given reasonable advance notice of any changes made pursuant to this provision and upon the request of the Union, it shall have an opportunity to discuss them with the Company prior to their being made. There will be no changes in insurance carrier during the term of the contract unless by mutual agreement.

The annual expense associated with providing group medical insurance benefits will be capped at $340,000, $360,000, and $380,000 for calendar years 1994, 1995, and 1996, respectively. The Company will pay 80% of the cost above this cap and employees will pay 20% of the cost above cap. There will be no employee contributions during the term of the contract. The Company will establish a Section 125 plan if there are any required contributions.

                           ARTICLE XIX
                           401(k) PLAN

Employees may participate in the Company's 401(k) Plan (Plan).
The Company agrees to make payroll deductions for payments to the duly-established 401(k) Plan upon written authorization by regular employees and to forward the amounts so deducted to the 401(k) Plan in accordance with such authority.

The Company reserves the right to make administrative changes to the 401(k) Plan during the term of this Agreement with the understanding that such changes will not decrease the amount of benefits provided to Plan members. These administrative changes may include the merger of 401(k) Plans.

The Company will amend the 401(k) Plan to permit the election of gross wages with or without overtime for maximum contributions on an annual basis if regulations permit. The employee can save on gross wages and the Company will match on base wages. The Company's matching contribution to the 401(k) saving Plan will be as follows:

      1994 - one percent (1%) match
      1995 - an additional one percent (1%) match for a total of two percent (2 %)
      1996 - an additional one percent (1%) match for a total of three percent (3 %)

                           ARTICLE XX
                        LEAVES OF ABSENCE

Section 1.      Death in The Family

In the event of the death of a member of the immediate family of an employee, the Company will grant reasonable time off without loss of pay, up to three (3) workdays, for scheduled straight-time workdays falling within the period from the date of death through the date of the funeral. The immediate family is defined as wife, husband, children, parents, sister, brother, father-in-law and mother-in-law. For stepparents the Company will allow up to two (2) workdays, for scheduled straight-time workdays falling within the period from the date of death through the date of the funeral. For other members of the family (grandparents, grandchildren, aunts and uncles), one (1) day without loss of pay will be granted if the funeral is held on a scheduled straight-time workday. It is understood that this paragraph applies only when the time off is used for the purpose intended.

Where there are unusual circumstances in individual cases, time off without loss of pay in excess of the three (3) workdays, or the two (2) workdays, or the one (1) workday, or for persons other than those listed above, may be granted in the discretion of management.

Section 2.      Jury Duty

A regular employee, called for jury duty, will be paid for the time lost from his regularly scheduled straight-time work day for not more than eight (8) hours in any one (1) day, nor more than forty (40) hours in any one (1) week, and for not more than six
(6) weeks in any twelve (12) consecutive months, provided that the employee will report for work during regularly scheduled hours whenever he is excused from jury duty.

Section 3.      Military Training Leave

Regular employees who are members of the reserve components of the Armed Services of the United States or the National Guard and who are required to report for their annual tour of military training duty shall be granted a leave of absence for such purpose, not to exceed two (2) weeks in any calendar year. Such employees shall be paid for any loss in pay during such time, computed on the basis of the difference between his straight time rate of pay for forty (40) hours and one (1) week's military base pay exclusive of allowances, for each week of such absence. Such payment shall be made upon the employee's return to work and upon receipt of a certificate from the proper military officer showing the amount received while engaged in such military training duty.

                           ARTICLE XXI
                       SEVERANCE PAY PLAN

Except as provided below, the Company will pay severance pay to eligible employees as follows:

A. Regular employees who have completed four (4) years or more of continuous service and who are permanently released from employment because of the elimination of a job through automation or the changing or discontinuing of operations, shall be given an allowance of one (1) full week's base pay at the rate of pay at the time of release for each full year of continuous service.

B.  Severance pay benefits shall not apply to employees:
     1.     Discharged for just cause
     2. Voluntarily quitting for personal reasons or any reason other than receipt of notice of layoff
     3. Retiring from the Company (including early medical retirement)
     4.     Leaving on leave of absence or sick leave
     5.     In event of death

C. Severance benefits shall be in addition to any earned vacation benefits for which the separated employee is eligible.

D. An employee who desires severance pay, must, within ten (10) days after receiving notice of layoff, notify the Company in writing of his desire to terminate employment and receive Severance Pay under this plan. Upon such termination and receipt of Severance Pay, the employee will lose all seniority and recall rights under the contract.

E. If an employee does not desire to terminate his employment in these circumstances, he will retain his recall and seniority rights, to which entitled under the contract, if any, but shall not be entitled to any Severance Pay hereunder.

                          ARTICLE XXII
                         BULLETIN BOARDS

The Company will provide space on the Company Bulletin Boards for official Union notices. Notices of Union meetings, elections, and appointments may be posted by the Union without prior approval. Any other material which the Union desires to post shall first be submitted to management for approval before posting. There shall be no posting of advertising or political matter or material which is objectionable or controversial.

                          ARTICLE XXIII
                       EFFECT OF AGREEMENT

Section 1. This agreement is the entire agreement between the parties except such amendments or supplementary agreements as are in writing and signed by the parties.

Section 2. During the term of this agreement, should any provisions or part thereof become illegal, the rest of the agreement will continue in full force and effect.

                          ARTICLE XXIV
                          CONTRACTORS

The Union will have the right to call to Management's attention any condition that they may consider detrimental to the employees of the Company relative to work proposed, or being performed by outside contractors, and Management agrees to discuss this condition with the Union, and to take whatever remedial action may be agreed to in these discussions. Outside contractors will be required to adhere to OSHA requirements.

The Company recognizes that its use of outside contractors may, at times, cause some concern to employees and the Union. Accordingly, upon request of the Union Committee, the Company representatives will discuss any problems arising over the use of contractors. If such discussion does not satisfy the Union, it may make a written request to the President of the Company for a meeting with him, in which event, the President will sit down with the representatives of the Union for a thorough review and discussion of the problem.

Addendum (May 1, 1973) - The question of Pre-notification of Contractors to be handled as a matter of common sense and good labor relations, with no legal commitment. Except when emergencies exist, the Company will before the letting of a contract discuss with the Brotherhood the reasons, economics and any other matters pertinent to the situation.

There is no intent to displace regular employees by these outside forces. Whenever sufficient work exists in any area to justify additional regular employees on a full-time basis, such employees will be added.

Note: The foregoing paragraph would not preclude the Company from hiring temporary forces.

                           ARTICLE XXV
                       WORKING CONDITIONS

Section 1.     Alternate Emergency Troubleman - Line Department

It is agreed that the following supplementary practices affecting working conditions will be continued during the term of the current Collective Bargaining Agreement:

The conditions for Alternate Emergency Night Troubleman classification and posting thereof are as follows:

      (a) Duties and qualifications would be the same as for the Emergency Night
           Troubleman and would be posted as such.

      (b) Only Linemen-1st Class will be eligible to fill the job.

      (c) One or more Linemen-1st Class with "alternate" listing will be listed according to seniority on summation sheet, but will retain present place in roster.

      (d) Senior "Alternate" man would be assigned to fill in on a temporary basis when the regular Emergency Night Troubleman is not available for work. In the event the senior "Alternate" man is not available due to sickness, vacation, etc., the second "Alternate" man would be assigned. Any
           "Alternate" so assigned  would
           accumulate seniority for time actually worked in the Emergency Night
           Troubleman's classification.

      (e) Planned absences: Example - vacation, sickness other than first day -
                (1) Senior man from "Alternate" list will not
                    work 7:30 a.m. - 3:30 p.m.
                    as Lineman-1st Class.

                (2) Will be notified and assigned in advance to
                    fill in on the Emergency
                    Night Troubleman's job.

                (3) Will receive credit in the classification as
                    Emergency Night
                    Troubleman.  Will also receive pay of
                    classification at straight time.

                (4) If there is overtime involved while the
                    "Alternate" is working as the
                     Emergency Night Troubleman, overtime will be at the Emergency
                     Night Troubleman rate.

      (f) Absences other than planned: Example - sickness first day -

                (1) If "Alternate" man has reported for work for
                    normal 7:30 a.m. - 3:30
                    p.m. hours, then "Alternate" will work 7:30 a.m. - 3:30 p.m. at straight time as Lineman-1st Class. and
                    then 3:30 p.m. - 12 midnight
                    at time and one-half at the Emergency Night
                    Troubleman's rate.

      (g) When the Emergency Night Troubleman returns to work, "Alternate" will be notified not later than 4:00 p.m.. on the last working day prior to the Emergency
           Night Troubleman's return. "Alternate" will report on next working day at normal hours. If the Company is not able to meet this time factor, the
           "Alternate" and the regular Emergency Night Troubleman will work together for the first night after the regular Emergency Night Troubleman returns to work.

      (h) An "Alternate" can be removed from the "Alternate" list by request. When an
           "Alternate" is so removed, the "Alternate" job will be posted to obtain a replacement.

Section 2 Assignment - Heavy Duty Bucket Trucks and Corner Mount
Digger          5/1/89


  1. On the digger truck, two men will normally be assigned. Three men will be used on the following job assignments

      (a)  replacement of three (3) phase junction poles,

      (b) poles over fifty (50) feet on existing three phase construction.

     On other job assignments the Union may request additional men, and the crew supervisor may, at his discretion, grant the request.

2. As to the two new heavy-duty bucket trucks, in respect to which there exists continued disagreement concerning the number of men which should be assigned, the position of the parties is as follows:

      (a) The Company is of the view that it is a part of its management responsibility to determine the number of men needed on work assignments; that various relevant conditions affect a judgment whether two (2) men or three (3) men are needed on particular job assignments; and that supervision should make particular job assignments on the basis of the number of men needed - whether this is two (2) men, three (3) men or more.

      (b) The Union is of the view that a minimum of three (3) men should be assigned to all job assignments except for two (2) men assignments on those specific assignments on a list furnished by the Union to the Company during the negotiations. The Union has cited work load and safety factors as the basis of its position.

     The application of the respective positions of the parties would mean that on some job assignments the Company's position would call for two (2) men and the Union's position would result in three (3) men being assigned.

3. Since the parties have been unable to resolve their differences as set forth in paragraph 2 of the foregoing, the following interim arrangement and procedures for ultimate disposition of disputes will apply:

(a) Subject to the provisions below, three (3) men will be assigned to one (1) of the new heavy-duty bucket trucks and two (2) men to the other new heavy-duty bucket truck.
(b) It is the Company's policy to observe high standards of safety and in no event will it assign two (2) men if, in its judgment, three (3) men are required for a particular job by reason of safety considerations.
(c) It is the intention of the foregoing to have each truck change transformers and compare the efficiency, safety, work load and other relevant factors as between two (2) man and three (3) man operations. An evaluation of the two (2) man and three (3) man operations will be made from time-to-time by a joint committee composed of two (2) employees designated by the Union and two (2) representatives of the Company.
(d) If, on a two (2) man operation (other than on jobs involving secondary construction), the job requires two (2) men to be in the air at the same time, the Company will see that a Safety Observer, qualified to climb and render emergency assistance, is present during the time the two (2) men are in the air. Such Safety Observer may be a non-bargaining-unit employee, or a non-employee, or a bargaining-unit employee, but whether a bargaining-unit employee or not, he will not perform any work other than safety functions while present at the job as Safety Observer.
(e) The arrangement set forth in paragraphs (a), (b), (c), and (d) above will continue until May 1, 1965 and thereafter, subject to the following paragraphs.
(f) If, after May 1, 1965, either party wishes to change the above arrangement and procedures, it will give written notice to the other party, and if any dispute then arises as to the number of men assigned to particular bucket truck jobs, the issue of the reasonableness of the Company's assignment of men to any such job will be subject to arbitration under the arbitration provisions of the Agreement, subject to the following:

         (1) The status quo will be retained pending the arbitration decision.
         (2) The parties agree that if either party requests arbitration it will be expedited. The party requesting arbitration will notify the other party of the name of its arbitrator and if within ten
             (10) days of the notice the other party fails to name its arbitrator, or if the arbitrator is named and a third arbitrator is not selected, the party giving the notice may request the American Arbitration Association to select the arbitrator who may proceed ex parte under the rules of the American Arbitration Association if the other party fails to participate in the hearing.
(g) It is recognized that as provided in Section 502 of the Labor-Management Relations Act of 1947, an employee may decline to work in good faith because of abnormally dangerous conditions for work" and nothing in this memorandum can affect such right of the employees as set forth in the Federal Statute.

THE BROTHERHOOD OF UTILITY WORKERS
OF NEW ENGLAND, INC., LOCAL NO. 340
By  (s)  George McSheehy
            President

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
By  (s)  R. A. Ferreira
            Vice President

Section 3.      Driver's License (Loss of)
                                                   5/1/89

If an employee loses his/her driver's license for any reason, and the holding of such a license is a requirement of his/her job, the employee will be required to meet all the requirements of the job without special accommodations, including the ability to respond to call outs and work continuous overtime. If the employee is unable to meet the job requirements, the employee will be suspended without pay until the license is reinstated. Benefits will be continued for six (6) months.

In the event the Company and the Union are able to agree that a special position can be established that would be treated differently than cross rostering or hours of employment and would not create problems for other employees, the parties may agree to the establishment of that special position for all or a part of the license suspension. If the parties are not able to agree, the suspension will apply.

Section 4.      Gas Distribution Crew Complement

Two (2) qualified persons will be used when working on live gas lines.

Section 5.      Hot Stick
                                                           6/1/67

To date, we have not had experience with Hot Stick work in inclement weather. On the basis of present knowledge, existing equipment and current methods and conditions, it will be our intent not to require employees to perform Hot Stick work in inclement weather, whether such work is an emergency or otherwise, subject to the following paragraphs:

If a major interruption of service could be avoided, under appropriate conditions, we could see where it would be feasible and safe to do a brief, occasional task with Hot Stick in poor weather (including light rain but not medium heavy rain), such as

(a) Disconnecting a tap in order to de-energize a segment of the system so that it can be worked on dead, or
(b) Covering an arcing conductor with an insulated fiberglass orange hood, or otherwise insulating it, working from a bucket.

We have had very limited experience doing Hot Stick work at night. When such assignments do occur, we will provide adequate artificial lighting.

The Union has suggested that there may be need for assigning more employees to certain Hot Stick jobs at night than would be assigned to the same job in daylight hours. The Company doubts this. The Union does not suggest additional personnel when the Company assigns five (5) Linemen to a Hot Stick job at night. (See Par. C of June 1, 1967, letter on Hot Stick work.) In the interest of cooperation, the Company will do the following:

      On the first three (3) Hot Stick assignments at night hereafter made by the Company, pursuant to Paragraph 2 of the Hot Stick letter, to which less than five (5) Linemen are assigned, the Company will assign one more man than it would otherwise assign. After such third assignment, the Company will advise the Union in writing whether it will continue such a temporary arrangement for either a further definite period, or indefinitely, or discontinue it. If the Company discontinues this arrangement at that time, or later, and there is a subsequent Hot Stick assignment at night to which less than five (5) men are assigned, the Union may raise the question of additional manpower on such subsequent assignment in the same manner as presently provided in Paragraph 3 of the Hot Stick letter regarding requests for additional manpower.

We reiterate our intention that all work must be done safely. We also recognize the desirability of education, experience and discussion on these subjects. Furthermore, we assure the employees concerned that there will be no arbitrary orders or directions in connection with Hot Stick work assignments; and that if there are any complaints, suggestions or questions, we will be pleased to sit down and discuss them.

Finally, if any changes in the above should be warranted, they will not be made without prior notice and discussion, such notice to be given in writing to the President of the Local Union.

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
By  (s)  Howard W. Evirs, Jr.
           Vice President

Accepted:
THE BROTHERHOOD OF UTILITY WORKERS
OF NEW ENGLAND, INC. LOCAL NO. 340
By  (s)  Peter J. Starr
           President

Section 6.      Inclement Weather Clause
                                                5/1/89
The following provisions will apply to employees in Rosters 7 and 8 with respect to inclement weather:

During rainy or stormy weather or extreme cold, employees in these rosters will not be required to perform outside work, except in emergencies.

Extreme cold shall be considered fifteen degrees (15) Fahrenheit and will be determined by the digital recording thermometer in the Transmission and Distribution office.

Light Precipitation: Fog, mist and light precipitation are not considered rainy or stormy weather. It is not the Company's intent to compromise its safety standards nor is it the intent of the Company to require employees to work for prolonged periods in light precipitation.

Light precipitation assignments shall include, but not be limited to the following:

     Electric

1. Maintenance of street/floodlights.
2. Switching and grounding.
3. Cable splicing (with protective equipment).
4. Pulling cable.
5. Motorized patrol.
6. Substation work on de-energized or isolated equipment (including grounds maintenance).
7. Dead line work.
8. Pole placements without displacement or covering of energized conductors.
9. Manhole/vault inspection and maintenance.
10.Material handling, delivering and unloading.
11.Snow removal is snow shoveling.

Employees will not be required to work on energized primaries or secondaries (Item 1 exception), except in emergencies.

     Gas

      * 1.  Check and set system pressures.
        2.  Building inspections.  *(inside only)
        3.  Repair gas leaks (other than Class 3).
        4.  Monitor gas leaks and leak surveys.
        5.  Critical valve maintenance and testing.
        6.  Material handling, delivering and unloading.
        7. Trenching and installing gas pipes other than road crossing.
        8.  Patching and repairing of street openings.
        9.  Pump pits.
    *  10.  Changing charts.
    *  11.  Tees and cocks in emergencies.
       12.  Regular station maintenance inside buildings.

* These items will be performed irrespective of the temperature restrictions stated in this memo.

In the event there is a reduction in Roster 7, identification of underground facilities and gas leak surveys using the flame ionization unit would be assigned exclusively to Union employees.

     Should precipitation begin during the normal work day, Gas and Electric crews will not absent the job site without first checking with a Distribution Supervisor. Supervisor will make determination whether to return to headquarters or go on to light precipitation assignments.

     Suitable Inside Work: In the event that weather conditions warrant cessation of normal work , employees will be required to do assigned work related to their classifications in protected areas. If there is not sufficient work related to their classifications, employees shall be given other inside assignments of a reasonable nature.

     When it is indicated that light precipitation will end and/or temperature is rising sufficiently to reach fifteen degrees (15o) within a reasonable time, employees will drive their respective trucks to their scheduled work site in preparation for work.

     When Gas and Electric Distribution crews are in the field and the temperature is dropping, they will be advised by radio when the temperature reaches the 15 mark and will be recalled to the Plant.

Section 7.      Medical Matters
                                                    8/14/84

The Company and the Union agree to the following in respect to medical matters involving employees.

1. Employees who desire to consult the Company Doctor should make an appointment through their supervisor.
2. When the Company Doctor, in accordance with the Disability Retrogression Pay Plan, decides that an employee should be retrogressed for physical disability, the Local Officers of the Union will be notified before the employee is told.
3. When an employee is denied a job because of physical reasons, the Union will be notified and the reason given before the employee is notified.
4. When an employee is out sick or out as a result of injury and the Company Doctor says he cannot return to work, the Union will be notified.
5. If there is disagreement between the employee's physician and the Company Doctor, arrangements will be made for the Union Representatives to talk with the Company Doctor as soon as possible.
6. If there is still disagreement, the matter may, upon request of either party, be referred to a third doctor, whose decision will be final and binding upon all parties. The third doctor will be selected by the Company Doctor and the employee's doctor. If they are unable to agree upon the third doctor, a joint request will be made to the Dean of the Harvard Medical School for choice of a third doctor in the special field involved. In the event a third doctor is appointed, the Company Doctor and the employee's doctor will have the right to submit the medical history of the employee and all other relevant information in their possession.
7. If an employee who has been absent from work because of disability is advised by his doctor to return to work but is prohibited from doing so until approved by the Company Doctor, the time required for the Company Doctor to make a decision whether or not the employee may return to work will be paid time and not subject to the provisions of the plan for payment of disability benefits.
8. The Company Doctor is responsible for determining when an ill employee is well enough to return to work and what type of work he should be returning to.
9. All employees who have been out for a serious illness such as

               Heart Condition
               High Blood Pressure
               Cerebral Hemorrhage
               Diabetes
               Tuberculosis
               Serious Surgery
               Back Condition
               Broken or Fractured Bones - any type
               Joint Condition
               Mental Disease
               Any type of paralyzing Disease

    will have their condition checked by the Company Doctor before returning to any type of work. Any case where there has been a serious illness not mentioned, and there is any doubt as to the employee's ability to fulfill his regular job, it should be brought to the attention of the Company Doctor before the employee returns to work.
10. The Company Doctor will contact the family doctor, see the patient, if necessary, and make whatever tests are necessary to determine whether or not the employee can safely return to work; and also determine the type of work, or what limitations there should be on the work that the employee performs.
11. In any case where the Company Doctor feels that the employee is not ready to return to work or that the work should be changed, he will consult with the management giving the reasons and the limitations.
12. All employees wearing casts, splints, braces, using crutches, or canes must be cleared by the Company Doctor before returning to work. There are certain conditions which must be clarified before the Company Doctor will give his approval.
13. The following conditions must be met before the Company Doctor is contacted for approval:

There must be a job that the employee can perform.

The employee must be willing to do the work.

The employee's attending physician must give permission to return to work.

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
By  (s)  R. A. Ferreira
           Vice President

THE BROTHERHOOD OF UTILITY  WORKERS
OF NEW ENGLAND, INC., LOCAL NO. 340

Section 8.      Snow Plowing
                                                        5/1/91

For the Liquified Natural Gas Plant (LNG), the Liquified
Petroleum Gas Plant (LPG), the Gas Turbine and the Tennessee Gas
Pipeline Metering (TGP), the plowing services will be provided by the members for Roster #19 and the equipment used for those services will normally be that which is assigned to the Department.

For all other locations, the plowing services will be provided by Roster #7 and the equipment used for those services will be those that are normally assigned to that Department. As such, the reference in the Inclement Weather, Memo #10 Item #9 under the "Gas" section will be eliminated, and it is expected that snow plowing will be conducted irrespective of the temperature restrictions stated in this memo.

The Snow Plowing Equalization List will be discontinued and all hours plowing will be recorded on the Emergency Overtime
Equalization List.

The janitor will continue to use the snow blower and shovel and sand the sidewalks and entryways at the John Fitch Highway facility. He may be assisted by employees from other rosters.

Qualified licensed backhoe operator will be from Roster 7.

Employees in Roster 7 prior to 5/1/79 will not be required to provide service for snow plowing / removal and sanding.

Selection of personnel for these assignments during normal working hours will be by seniority. Employees in the various rosters, including Roster #8, will perform normal snow removal activities associated with their roster.

Section 9.      Tools and Equipment

The Company will furnish to employees such tools and equipment as in its judgment are required for the class of work involved for use on Company work only. Employees may furnish personal tools and equipment for use on the Company work subject to the approval of the Company, except that rubber gloves, cover gloves, and liners and safety belts will always be furnished by the Company. Tools and equipment damaged or lost by misuse or neglect shall be replaced by the employee. Ownership of all tools and equipment furnished by Company shall remain with the Company and subject to its rules as to storage, inspection and turning in to the Department Head on the completion of the work requiring them. Upon termination of employment by the employees, all Company tools and equipment, or their replacement cost, shall be turned into the Company.

Section 10.     Wash-up Time

On jobs requiring it, the Company allows wash-up time to the extent necessary and agrees to continue such allowance, and any complaints by an employee in this respect may be processed as a grievance. In most situations, a fifteen minute period at the end of the shift is sufficient

Section 11.     Work Gloves

Work gloves shall be furnished by the Company at no cost to the employee, of a grade deemed by the Company suitable for the work involved. If the employee desires a better grade of glove, the Company will furnish that grade at half cost to the employee. Rubber hats, rubber coats, and rubber boots, or their equivalent, shall be furnished by the Company for those classes of work which require such equipment. Gloves and other equipment, above referred to, shall continue to remain the property of the Company, shall be replaced by the employee if damaged or lost through misuse or neglect, shall be turned in to the Company in order to obtain replacements, and, upon termination of employment, they shall be turned in to the Company by the employee, or their replacement cost paid for if such equipment has been lost or damaged through misuse or neglect and, provided further, that only one-half such replacement cost will be payable if the employee paid one-half the cost under the foregoing provisions.

Section 12.     Gas Production

Employees in Roster 7 who entered the Roster after 5/1/82 may be assigned to the LNG and Propane Plants during the operating season. Assigned employees will not receive operating premium if their rates exceed Utilityman-1 rate, plus operating premium.

The number of assigned employees will be determined by Management and selection will be according to the following criteria:

          1.  Voluntary by seniority.
          2.  Assignment on the basis of less senior employees.

Utilitymen will report to assigned plant at start of shift.

During the production season, Utilitymen will be paid a car allowance of $3.75/day when using own vehicles. A Company vehicle will be made available for travel to and from the LNG plant.

Operators will receive one-half hour (one way) travel allowance to the LNG plant only.

A reduction in forces in Roster 19 and/or the remote operation of the Propane Plant would not affect the continuing application of this agreement.

The Company will provide LNG and Propane Plant operators training to new employees entering Roster #7. Employees who initially fail Utilityman 1, 2 and 3 examinations will be able to retake the examination every ninety (90) days.

Section 13.    Gassing Vehicles
5/18/85

Employees will fuel vehicles assigned to them by the Company.

Section 14.    Upgrading - Line and Street Departments     5/1/87

Effective May 1, 1987, employees in Rosters 7 and 8, who are scheduled to be upgraded but due to inclement weather or other reasons do not work in that capacity, will be paid at their regular rate of pay. The provisions of Article VI, Section 2 on page 6 will apply in this situation.

Section 15.    Off Season Assignments of Production Workers
5/1/87

Personnel in Roster 19 will be assigned to perform the following list of duties at any time throughout the year when not operating the gas plants:

             a.  Maintenance of Propane and LNG Plants.
             b.  Maintenance of 285 John Fitch facility and
                  miscellaneous buildings and grounds.
             c.  Delivery of material to job site.
             d.  Cleanup of any substation, regulator station
                  or right-of-way; including road patching
                  (not on public ways), lawn cleanup hanging
                  "Danger" signs, repair of fencing and
                  buildings, etc.
             e.  Maintenance of structures and accessories
                  related to the operation of the gas turbine.

Section 16.    Use of Company Backhoe                      5/1/91

This will confirm our discussion during the negotiations in 1985 that under normal operations, the Company will ensure that our backhoe is being operated prior to the use of a contractor's backhoe.

The Company will make every effort to use the Company backhoe in jobs involving Roster 8 when it is not disruptive to its other operations.

Section 17.    Assignment of Rental Service Work

Effective 5/1/85, employees in Roster 6, in the classifications of Gas/Electric Tester/Installer - 3rd Class and Meterman-Helper (Special) may be assigned service work on rentals for gas and electric hot water heaters and gas and electric dryers as part of the duties of the classifications. This does not affect the duties of employees in Roster 3 to also perform this function.

Section 18.    Response to Overtime                        5/1/87

Because of the nature of our business, and our need to provide
24-hour a day service to our customers, it is necessary that employees work a reasonable amount of overtime - planned and unplanned.

In departments where management determines there is no problem with response to overtime, local practices will continue. Where management determines there is an overtime response problem, a meeting between management and the union will be held.

Following this meeting, department practices may be replaced by the following policy:

1. The company will establish a call list that will record each instance when an employee does not respond to the call out. The concept of equalization of overtime may apply.
2. Employees shall furnish an acceptable means of off-hour contact by telephone.
3. Employees who do not respond to a call will be charged with an instance for lack of response (exception - employees who are out on authorized absences). Employees shall not be charged with more than one instance in a twenty-four hour period or on two consecutive days of relief.
4. The lack of response records of employees will be reviewed on at least a quarterly basis. Consideration will be given to the number of instances, the reasons for lack of response and the average response record of the employee in the department. If, as a result of this review, management considers that an employee's lack of response record is excessive, a formal meeting will be held with the employee (with Union representation) and the employee will receive formal warning. A continued unsatisfactory response record, reviewed on a monthly basis, will result in more severe disciplinary action.

Section 19.    Overtime                                    5/1/87

The Company and the Union recognize that overtime is an inherent part of the business and employees are expected to work unless an exception is granted by the department manager.

In the event an employee is unable to work overtime, the employee must receive a waiver from the department manager or his designee. An employee will be required to work continuous overtime on jobs he was working during his regular work hours.

The employee working second shift will be required to continue working if overtime is required rather than the calling in of additional personnel. If an employee refuses to work overtime, the employee will be subject to normal disciplinary action.

An employee scheduled to work overtime and who does not report, or leaves early, will be subject to disciplinary action.

Section 20.    Attendance at Training Sessions             5/1/91

I. When training sessions are designated by the Company that require a temporary change in working hours, the following will prevail:

     A. The Company will provide seventy-two (72) hour advance notice of the training session to the employee(s) involved.
     B. The provisions of Articles V, Pg. 4 and VII, Pg. 7 will not apply.
     C. The employee will be provided a noontime meal or reimbursement for a noon meal at the option of the Company.
     D. The Company will provide a vehicle for transportation to and from the training site if held outside the service territory.
     E. Compensation will be at a straight time rate of pay for eight (8) hours, including travel time and time and one-half for all other hours. The provisions of Article IX, Section 5 on page 10 will apply.

II. If training sessions are conducted that require the trainee to stay overnight, the following will prevail:

     A. The Company will provide seven (7) days advance notice to the employee.
     B. The provisions of Articles V on page 4 and VII on page 7 will not apply.
     C. The Company will provide for reimbursement of meals and arrange for lodging.
     D. The Company will arrange for transportation of the employee to and from the training site.
     E. The employee will be compensated at the straight-time rate of pay for eight (8) hours for each day of training. There will be no additional compensation for travel time over and above the straight eight (8) hours.

Section 21.    Meter Reader - Car Washing                  5/1/87

Effective 5/1/87, Meter Readers may wash their personal vehicles that are used for company business. They will be able to wash their vehicles between the hours of 7:30 a.m. and 5:00 p.m., but not during paid time.

Section 22.    Training and Qualification                  5/1/87

In Rosters 7 and 8, employees who wish to advance to a higher classification within the roster will be required to demonstrate their qualifications before advancement.

A Joint Subcommittee will be formed to review training needs and qualifications procedures.

Section 23.    Meter Reading Department

The following practices shall apply to the Meter Reading
Department:

1. Routes will be assigned by the Supervisor and will be rotated on a regular basis.
2. Employees will be entitled to a meal allowance when working overtime in accordance with Article IX, Section 5, Pg.10.
3. All training assignments for new meter readers will be made by the supervisor.
4. Meter Readers starting time will be changed to 7:30 a.m.
5. All routes should normally be completed by the Meter Reader before returning to the office. If the route requires overtime to read all meters, the Meter Reader must complete the assigned work before returning to the Company. Under unusual circumstances the matter of completing the route can be discussed by the employee with the Supervisor prior to the assignment.
6. Overtime for "mark sensing" will no longer apply. A joint committee of union and management will review all routes regarding this issue.

Section 24.    Electric Night Troubleman - Electric Turn-on's
5/1/89

The Night Troubleman in the Electric Transmission & Distribution
Department will not be required to turn on more than two (2) electric turn-ons per night.

Section 25.    Records and Billing Vacancy                 5/1/89

In the event an opening occurs in the Records & Billing section, the Company will post a Consumer Aide position with the ultimate rate of Step 7.

Section 26.    Returning to Roster - With or Without Automatic
Progression    5/1/91

The parties agree the Company will follow this agreement when awarding a job to an employee who is returning to a roster previously occupied by the employee.

Roster with Automatic Progression

In any roster that has automatic progression, if the senior eligible employee has previous time in the roster, the employee will be awarded the entry level position and the previously held classification on the same date. Exception: If in the opinion of the department manager and training committee, the employee was not qualified to perform the higher class work, the employee would be awarded the higher class when the manager and training committee felt the employee was qualified to perform the work. Seniority would be on the basis of the job award.

Roster without Automatic Progression

In any roster that does not have automatic progression, if the senior eligible employee has previous time in the roster, the employee will be awarded the entry level position. The employee would be evaluated by the training committees established in the labor agreement or be tested in accordance with the provisions of the labor agreement before being awarded a higher classification in the roster. The employee could request being tested or evaluated at any of the classifications he/she previously held in the roster. Seniority would be on the basis of the job award.

Section 27.    Service Department Alternate Troubleman     5/1/91

The Alternate Night Troubleman would be assigned to fill in on a temporary basis when the other Night Troubleman is not available for work on the 1-9 p.m., 4 p.m.- 12 midnight or Tuesday -
Saturday shift due to sickness, accident, vacation, etc.

Examples:
1. If one Troubleman takes a week's vacation on Tuesday-Saturday schedule, the other man will cover his normal 4 p.m.- 12 midnight, Monday-Friday shift plus work Saturday.
2. If one Troubleman takes a week's vacation on Monday-Friday, 4 p.m.- 12 midnight schedule, the other Troubleman will work Monday-Friday 4 p.m.- 12 midnight at regular time and Saturday at time and one-half.
3. If the Troubleman on the 4 p.m.- 12 midnight shift calls in sick, the 8 a.m.- 4 p.m. Troubleman will stay on and work 4 p.m.- 12 midnight on overtime. He would then be assigned to cover the 4 p.m.- 12 midnight shift only until the other Night Troubleman returns.
4. Coverage on Thanksgiving, Christmas and New Years will be alternated between each man yearly.
5. The Alternate Night Troubleman will be given first refusal for all overtime that is required by vacation, sickness or accident of the other Troubleman.
6. When the Night Troubleman returns to work, "Alternate" will be notified not later than 4:00 p.m. on the last day prior to the Night Troubleman's return. "Alternate" will report on the next working day at normal hours. If the Company is not able to meet this time factor, the "Alternate" and the regular Night Troubleman will work together for the first night after the regular Night Troubleman returns to work.
        Example: Regular night Troubleman calls in sick on Tuesday and informs the Company that he/she will not report to work until Friday. The Alternate is notified and continues working until the end of the regular Troubleman's shift. The alternate then reports on Wednesday and Thursday at the start of the regular troubleman's shift. If the regular Troubleman reports in on Thursday for his/her regular shift and the alternate was not notified by 4:00 p.m. on Wednesday to change back to his/her normal schedule, the alternate and regular Troubleman would work together on that shift.

Section 28.    Progression - Roster 7 and Roster 8 (Underground)

Applies to all future and current employees in these rosters.

     Roster 7 Street Department
     Progression from Streetman to Utilityman A
          Streetman to Utilityman C          6 months
          Utilityman C to Utilityman B      12 months
          Utilityman B to Utilityman A      15 months

     Roster 8 Underground Progression
     Progression from Cable Splicer Helper to Cable Splicer 1st Class
          Cable Splicer Helper to Cable Splicer 3rd Class 6 months Cable Splicer 3rd Class to Cable Splicer 2nd Class 12 months Cable Splicer 2nd Class to Cable Splicer 1st Class 15 Months

If employee is qualified, may progress more quickly

All incumbents start with effective date of agreement
If any employee does not qualify, he/she will be returned to classification previously held outside roster.

Section 29.    Temporary Assignments Outside the Company's
Service Area

Work assignments outside the Company's service areas with utilities or an affiliate of UNITIL Corporation will be on a voluntary basis.

The employee will be paid in accordance with the contract except when an emergency situation exist. Under emergency conditions, the employee will be paid in accordance with the Emergency Storm
Premium.

The provision does not apply to assignments classed as non-working; for example, training, schools, meetings, etc.

                          ARTICLE XXVI
                            BENEFITS

Section 1.     Coffee Breaks

Coffee breaks will be limited to fifteen (15) minutes, one in the morning and one in the afternoon.

Section 2.     Thermos Bottles

Thermos bottles of coffee are available for line and street department employees to take with them in the morning.

Section 3.     Damaged Clothing

The Company will repair or replace clothing damaged by acid, chemicals, or fire because of employment or by accidents involving the use of hydraulic equipment on the line trucks, or, at its discretion, reimburse the employee for the cost if it does not decide to repair or replace the damaged clothing. Holes caused by heat or delayed chemical reaction will be considered as included within the meaning of damaged clothing.

Section 4.     Treatment of Meal Allowances                5/1/87

This is to confirm discussions during the negotiations in 1985 that all meal fees that are submitted by employees without a receipt from the restaurant will be treated as an allowance and so reflected in the employees' wages. Meal allowances will be processed through the payroll system and reflected in the employees' paychecks. Under no circumstances will meal allowances be processed through petty cash.

Section 5.     Motor Vehicle Insurance                     5/1/87

Employees who use their own motor vehicles on company business will be covered for the insurance deductibles in the event of an automobile accident as long as they are not cited for a serious motor vehicle violation.

Section 6.     Reimbursement for Safety Shoes

The Company, with appropriate documentation, will reimburse employees the full cost up to $85.00 for the first pair, and one-half the cost, up to $42.50 for the second pair of safety shoes, up to two (2) pair per calendar year or the Company will reimburse the employee up to $127.50 for a single pair of safety shoes per calendar year.

Meter Readers will be reimbursed the full cost, up to $85.00 each, for two (2) pair of safety shoes per year and may use safety sneakers during regular business hours.

Section 7.     License Reimbursement

The Company will reimburse the cost of a valid motor vehicle and hoist engineer's license to those employees who are required to have such licenses as part of their job posting.

Employees will be required to submit a photostatic copy of their license in order to receive reimbursement.

It will be the employee's responsibility to meet all requirements to maintain and retain their license or licenses.

The Company will provide training so that employees will be able to obtain a Class No. 2 license for vehicle operation, and employees in Roster 7, 8 and 15 will be able to obtain a Class No. 1 license, and thus, be able to qualify on this score where possession of such a license is a job requirement.

                          ARTICLE XXVII
                      BARGAINING UNIT WORK

Supervisors who are not covered by the Collective Bargaining Agreement will not normally perform bargaining unit work which employees, subject to such Agreement, are normally required to perform, except in the following circumstances: emergencies, training, demonstrations, testing, or trying out new equipment or methods; work incidental to supervisory duties; helpful or relieving a bargaining unit employee for short periods in cases of fatigue, strain, unusual condition or the like; occasions when non-performance of the bargaining unit work by the supervisor would result in hardship, inefficiency or unjustifiable cost to the Company; and occasional instances when a bargaining unit employee is not readily available. Nothing in the foregoing shall be interpreted to mean that a supervisor, other than in emergencies, may perform bargaining unit work outside of an employee's regularly scheduled hours which the employee would normally be called in to perform, such as 13 KV switching on Saturday or Sunday.

                         ARTICLE XXVIII
                         UNION BUSINESS

The Company will grant the employee who is the Union's Council
Representative one (1) day off without pay to attend the monthly
Council meeting.

Days off on union business will be considered a workday without pay for the following people:

     a.)       President
     b.)       Vice President
     c.)       Secretary
     d.)       National Representative
     e.)       Grievance Committee Representative

                          ARTICLE XXIX
                      UNITIL RETIREE TRUST

Employees are eligible to join the UNITIL Retiree Trust upon retirement from the Company.

                           ARTICLE XXX
                             SAFETY
                                                           5/1/87
1. The Company and the Union agree that safety is a matter of highest importance and will cooperate in an effort to enforce the safety rules contained in the safety manual.

2. The Union will select five (5) representatives, one (1) each from the following areas: (Electric Overhead; Street; Production; Meter & Service and Office) to serve on the Safety Committee for a minimum of one (1) year. The membership will be rotated to ensure that all employees have the opportunity to participate on the committee.

3. The Company will provide a safety manual to each employee. The manual will be reviewed with the employee and any questions clarified. The employee will be expected to comply with the safety manual and violations will be enforced through the disciplinary process, up to and including termination.

4.  All revisions to the Safety Manual will be sent to the Local
  President prior to implementation for review and discussion.


                          ARTICLE XXXI
                        NO DISCRIMINATION

There will be no unlawful discrimination by the Company or the Union on account of race, color, religion, sex, age or national origin.

Whenever used in this Contract, a masculine pronoun shall be deemed to include the masculine and feminine gender.


                          ARTICLE XXXII
                    DURATION AND TERMINATION

This agreement shall be effective as of May 1, 1994 except where the effective date of any provision thereof is otherwise specifically provided and shall be binding upon the parties hereto and upon all employees who are subject to its provisions, and it shall remain in full force and effect through April 30, 1997.

                         ARTICLE XXXIII
                           SUCCESSORS

This agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; and the words
"Company" and "Brotherhood", respectively, shall be construed to include their respective successors and assigns.


      IN TESTIMONY WHEREOF the parties hereto have caused these presents to be executed by their respective officers, thereunto duly authorized, this 13th day of June 1994

                         FITCHBURG GAS AND ELECTRIC LIGHT
                         COMPANY

                         By Priscilla Neault
                         Priscilla J. Neault, Vice
                         President and General Manager


                         THE BROTHERHOOD UTILITY WORKERS OF
                         NEW ENGLAND, INCORPORATED, LOCAL NO.
                         340

                         By  Randall W. Hier
                             President, Local 340

                             Secretary, Local 340


                         THE BROTHERHOOD OF UTILITY WORKERS OF
                         NEW ENGLAND, INCORPORATED


                             By George P.Fogarty
                             George P. Fogarty, National Representative




            FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                        SCHEDULE OF WAGES


                                       Ultimately Hourly Rate Effective
                                           5-1-94     5-1-95    5-1-96
Roster 1 - Transportation
 Fleet Mechanic 1st.                       19.61      20.25     20.97
 Employees must have worked satisfactorily
 in the lower rated job for 15 months
 before advancing to a higher rate
 Fleet Mechanic 2nd..                       18.08      18.67     19.32

Roster 2 - General Clerical "A"
  Clerk Typist                             Step 6

                          Meter Service
Roster 3 - Appliance Service

  Gas Serviceman - 1st Class                18.81      19.68     20.62
  Emergency Night Troubleman                16.70      17.24     17.84
  Gas Serviceman - 2nd Class                16.70      17.24     17.84
  Gas Serviceman - 3rd Class                15.18      15.68     16.22

1. Personnel entering any of the new classifications must be certified as qualified under the following list of requirements:


Gas Serviceman - 1st Class    - Self-Cleaning Ranges, Commercial
                                and Industrial
                                Equipment and Gas Air Conditioners.

Gas Serviceman - 2nd Class    - Central Heating Equipment, Space Heaters,
                                Gas and Gas Ranges, Electric Water Heaters.

Gas Serviceman - 3rd Class    - Gas Water Heaters and Ranges.

Night Troubleman:  Must be a Gas Serviceman - 2nd Class.

2. Training Classes generally will be conducted during the day except as set forth in a letter dated August 14, 1964.
3. Upon completion of the necessary classes on any appliance, the employee must satisfactorily pass written examination based on the subject matter covered in the class. He must also satisfactorily demonstrate his ability to repair a malfunction of the appliance.
4. The examination and demonstrations will be prepared and administered by a gas and electric service supervisor with such manufacturer's assistance as is available. Samples showing the general type of examination will be submitted to the B.U.W. in advance. After satisfactory completion of examination and demonstration, the supervisor will certify the employee for the particular appliance. A Union representative may be present at examinations as an observer.
5. Training will be arranged first on those appliances required for the lowest classification and will be given progressively through the requirements for all classifications.
6. Each employee must be certified for all appliances required below as well as those required by the classification equal in wage rate to his present class before taking training and attempting certification for advancement.
7. As employees are certified for higher classes, they will be automatically advanced. If a junior employee advances to a classification higher than that of an employee senior to him in the present roster, the senior employee, upon advancement to that class, will be accorded seniority over the junior employee.
8. Present employees will not be reduced in wages, during the term of this contract, if they do not satisfactorily complete certification as required but shall not advance without certification.
9. Only after employees are certified for higher classification will they receive the higher rate of wages.
10. After certification on all appliances necessary to qualify as a Gas Serviceman - 1st Class, employees will be expected to accept training and certification on any newly-developed appliances without further change in rate.

                           Ultimately Hourly Rate Effective
                                                5-1-94    5-1-95    5-1-96
Roster 5 - Meter (Gas)
  Gas Fitter - Meterman                          18.24    18.83     19.49
Employees must have worked satisfactorily in
the lower rated job for 24 months before
advancing to a higher rate  Gas Fitter -
Meterman                                         17.60    18.17     18.81

Roster 6 - Meter (Gas and Electric)
  Gas / Electric Tester / Installer - 1st Class  19.50    20.13     20.84
  Gas / Electric Tester / Installer - 2nd Class  18.50    19.10     19.77
  Gas / Electric Tester / Installer - 3rd Class  16.47    17.00     17.60
  Gas / Electric Tester / Installer - Helper     15.91    16.43     17.01
  Meterman Helper (Special)                      14.89    15.38     15.92

                   Gas Distribution Department

                             5-1-94             5-1-95           5-1-96
Roster 7 - Street
                                        *                  *               *
Utilityman-A-Leader          19.46    19.97     20.30    20.83   21.22   21.76
Utilityman - A               18.24    18.76     18.83    19.37   19.49   20.04
Utilityman - B               16.29    16.83     16.82    17.38   17.41   17.99
Utilityman - C               15.26    15.77     15.76    16.28   16.31   16.85
Streetman                    14.20    14.71     14.67    15.19   15.18   15.72

Utilityman-A-Leader / Reg    19.46    19.97     20.30    20.83   21.22   21.76
Utilityman - A / Regulator   18.24    18.76     18.83    19.37   19.49   20.04
Utilityman - B / Regulator   16.29    16.83     16.82    17.38   17.41   17.99
Utilityman - C / Regulator   15.26    15.77     15.76    16.28   16.31   16.85
Streetman / Regulator        14.20    14.71     14.67    15.19   15.18   15.72


* Thirty-five cents ($.35) per hour is included in the base rate of employees in this roster qualified to operate the backhoe.

                Electric Distribution Department

                                 Ultimately Hourly Rate Effective
                                          5-1-94     5-1-95    5-1-96
Roster 8 - Electric Distribution

Head Lineman                              23.49      24.26     25.11
Emergency Night Troubleman                21.97      22.68     23.48
Lineman - 1st Class                       21.14      21.82     22.59
Lineman - 2nd Class                       17.26      17.82     18.45
Lineman - 3rd Class                       16.41      16.94     17.53
Apprentice Lineman                        15.59      16.10     16.66
Head Cable Splicer                        23.57      24.33     25.18
Cable Splicer - 1st Class                 21.35      22.05     22.82
Cable Splicer - 2nd Class                 19.03      19.65     20.34
Cable Splicer - 3rd Class                 17.18      17.74     18.36
Cable Splicer's Helper                    16.24      16.77     17.36


(1) A premium of five cents ($.05) per hour will be paid to any employee while so assigned, for the responsibility and operation of the Post Hole Digger unit. This premium does not apply to operators of the new corner-mount digger.

(2) Linemen who have worked 12 months after promotion to Third Class and qualified for promotion shall be advanced without posting to Second Class, and Linemen who have worked 15 months after promotion to Second Class and qualified for promotion shall be advanced without posting to First Class.

** Linemen who fail to qualify in either class after 18 months shall be reassigned to the position they held prior to being promoted or transferred. Such promotions will be made with the understanding that the number of personnel on the roster will not be increased because of these promotions. An applicant for a posted Third Class Lineman's vacancy shall be a qualified Apprentice Lineman with a minimum of six (6) months total time in that class.

**   Amendment negotiated April 9, 1971.  In the future, Linemen who have worked fifteen (15) months after promotion to Second
   Class and qualified for promotion to Lineman - First Class, will not be advanced without posting, as in the past.

Instead, when a Lineman-Second Class has qualified for promotion to Lineman-First Class, two (2) jobs will be posted, to facilitate the filling of one opening as follows:

1. Lineman-First Class
   This will allow Emergency Night Troubleman, desirous of returning to days, to bid for the opening as well as the newly qualified Lineman-First Class. The award will be made to the Senior Qualified bidder.
2. Emergency Night Troubleman (Anticipated)
   This will allow Linemen-First Class, including the newly qualified Lineman-First Class, to bid for this anticipated opening. In the event an opening does develop, the award will go to the Senior qualified bidder. If no one bids this anticipated opening, and the opening, in fact, occurs due to an Emergency Night Troubleman bidding and being awarded the Lineman-First Class opening, the newly qualified Lineman-First Class will be assigned the open Emergency Night Troubleman job.

(3) A premium of ten cents ($.10) per hour will be paid to Apprentice Linemen when assigned to operate a jackhammer for periods of one (1) hour or more.

(4) Plus twenty cents ($.20) per hour for actual time spent in splicing or cutting 2400 V cable alive in manhole.

(5) Premium of thirty-five cents ($.35) per hour will be paid to Cable Splicers when splicing on fully insulated cables and/or potheads for time actually worked in the air necessitating use of suspended platform, ladder, bucket truck or when working from poles.

(6) In the event an Emergency Night Troubleman desires to revert to the job of Lineman-1st Class, and a qualified Lineman-1st Class is willing to take the job of Emergency Night Troubleman; the Company upon being advised of the desires of the two men, will post an anticipated vacancy for each of the two (2) jobs in order to provide a swap between them.

(7) Fifteen cents ($.15) per hour will be included in the base rate for First Class Lineman and Head Linemen for 15 KV gloving.

                                 Ultimately Hourly Rate Effective
                                           5-1-94     5-1-95   5-1-96
Roster 9 - Meter Readers
Head Meter Reader                          16.90      17.45    18.06
Meter Reader                               15.85      16.37    16.94


Meter Readers shall be paid a car
allowance of $3.75 while using their
own vehicle. Meter Readers shall be
paid $3.75 for meal allowance.

Roster 10 - General Clerical "B"
Consumer Aides                                    Step 6

Roster 11 - Stores
Stock Clerk                                 17.06      17.61    18.23
Stockman                                    16.49      17.03    17.62

Roster 12 - Janitorial
Janitor                                     13.63      14.07    14.56

Roster 13 - Collection
Collector                                   16.84      17.39    18.00

Roster 15 - Repairs
Repairman - 1st Class - Certified Welder    20.45      21.11    21.85
Repairman - 1st Class                       19.72      20.37    21.08
Repairman - 2nd Class                       17.72      18.29    18.93
Repairman - 3rd Class                       16.24      16.77    17.36
Repairman's Helper                          15.40      15.90    16.46
Custodian                                   14.14      14.60    15.11

Roster 16 - Electrical
Working Foreman                             22.02      22.74    23.53
Electrician - 1st Class and Relay Tester    20.45      21.11    21.85
Electrician - 1st Class                     19.72      20.37    21.08
Electrician - 2nd Class                     17.72      18.29    18.93
Electrician - 3rd Class                     16.24      16.77    17.36

Employees entering this roster on or
after 5/18/84 will be required to pass
a written examination to advance within the roster.

Roster 19 - Gas Production
Fireman (3rd Class Engineer's License)       20.21     20.87    21.60
Utilityman - 1                               17.61     18.19    18.82
Utilityman - 2                               17.12     17.67    18.29
Utilityman - 3                               16.63     17.18    17.78

A $1.25 per hour premium will be paid
while operating the LNG and/or Propane
Plants.

Roster 20 - Dig Safe
Dig Safe Technician                          16.71     17.25    17.85

                CLERICAL PROGRESSION AND PAY PLAN

Applies to clerical employees in Rosters #2 and #10

All clerks as outlined in the Plan will enter clerical progression and pay plan as a probationary employee; and, if qualified, will progress under the following schedule:

                                          Basic Rate Per Hour
Effective
       STEP               PERIOD IN STEP      5-1-94     5-1-95    5-1-96
 1.  Clerk (Probationary)    3 Months         9.86       10.18     10.53
 2.  Clerk (Probationary     3 Months         10.61      10.95     11.34
 3.  Clerk Regular           6 Months         11.30      11.67     12.07
 4.  Clerk Regular           6 Months         11.99      12.38     12.81
 5.  Clerk Regular           6 Months         13.23      13.81     14.45
 6.  Clerk Regular                            14.04      14.60     15.21


All progression in the aforementioned steps is contingent upon demonstrated ability, increased job knowledge and satisfactory accomplishment. The Plan calls for personnel in this Roster to do any job in the Roster, and personnel in these Rosters may be temporarily assigned to help out during vacations, meal periods, rest periods, illness and other reasonable absences.

Effective 5/1/85, employees entering Rosters 2 and 10 will be allowed to advance to Step 5 of the Clerical Progression and Pay Plan. Step 5 will be considered the ultimate rate for these employees and they shall be expected to perform all the functions associated with employees in higher steps who entered the rosters before the effective date of this change.

Classification of Roster 10

The Company agrees to list positions in Roster 10 when posting openings as follows:

  Customer Service Representative
  Credit Representative
  Dispatch Operator
  Cashier
  Data Processing
  Billing Clerk
  Walk-in Representative - Customer Service
  Walk-in Representative - Credit
  Switchboard Operator / Receptionist
  Mailroom Clerk


              POLICY WITH REFERENCE TO REST PERIOD

First Shift Workers

Employees who are required to work overtime after midnight will be entitled to seven and one-half (7 1/2) hours of rest from midnight to the start of the normal shift before reporting for work, except in cases of actual or threatened interruption of service. If such seven and one-half (7 1/2) hour period ends after the beginning of the normal workday, no deduction in pay will be made.

  Example 1  -   If an employee called at 12 midnight works to
            3:00 a.m.  His normal work day starts at 7:30 a.m.
            He is entitled to seven and one-half (7 1/2) hours rest time including travel and meal time. He is allotted three (3) hours rest and reports to work at 10:30 a.m.

  Example 2  -   If an employee called at 2:00 a.m. works to
            4:00 a.m.  His normal work day starts at 7:30 a.m.
            He is entitled to seven and one-half (7 1/2) hours rest time including travel and breakfast. He is allotted two (2) hours rest time and reports to work at 9:30 a.m.

  Lunch periods are excluded from determination of rest period allotment.

  Example 3  -   If an employee called at 12:00 midnight works
            to 5:00 a.m. His normal work day starts at 7:30 a.m. He is entitled to seven and one-half (7 1/2) hours rest time including travel and meal time. He is allotted five (5) hours rest and reports to work at 12:50 p.m.

  Example 4   -  If an employee called at 2:00 a.m. works to
            4:00 a.m.  His normal work day starts at 8:00 a.m.
            He is entitled to seven and one-half (7 1/2) hours rest time, including travel and breakfast. He is allotted one and one-half (1 1/2)hours rest time and reports to work at 9:30 a.m.

First, Second and Third Shift Workers

In any twenty-four (24) hour period, an employee who has worked continuously sixteen (16) hours or more, except in case of interruption to service, is entitled to nine and one-half (9 1/2) hours rest (including travel time and established meal periods) before reassignment. If such rest period should overlap employee's normal workday, he shall suffer no loss in pay for the time involved.

When employees have worked twenty-four (24) or more consecutive hours, and such work extends into the employee's normal work day, he shall suffer no loss of paid rest entitlement for such hours extending into that normal work day.

Where the extended work period follows a scheduled work day of eight (8) hours with a one-hour paid lunch period, the scheduled work day will count as eight consecutive hours.

If the paid rest period ends two (2) hours or less, prior to the end of the employee's regular scheduled workday, the paid rest period will be extended to the end of such regular scheduled work day. If the paid rest period does not extend more than two (2) hours into such regular scheduled workday, the work crew in agreement with the supervisor will have the option of working the first part of the day and taking the paid rest period prior to the end of such regular scheduled workday.

When, following a rest period, an employee is scheduled to report for work shortly before his lunch period, the supervisor has discretion to excuse him from reporting back to work until after lunch, without loss of pay, depending upon the then-existing work requirements, and provided the employee has telephoned the supervisor prior to the time he was scheduled to report to ascertain whether he should report as scheduled or wait until after lunch.

The Company will consider employees completing a rest period to be available for overtime based on their standing on the overtime equalization list.

When an employee accrues rest time, it must be taken within three months of the time it is earned, in eight hour blocks, or it will not be available to the employee. All time currently accrued must be taken before 12/31/89.

Rest period will be granted to second shift workers only on a call-out which would distrub their sleep, i.e. the hours between midnight and 7:00 a.m.

                       SHIFT DIFFERENTIAL

Employees assigned to classification whose regularly scheduled hours start between 1:00 p.m. and 10:00 p.m. shall receive, in addition to their regular rate, a premium of eighty-five cents ($.85) per hour for time worked; and employees assigned to classifications whose regularly scheduled hours start between 10:00 p.m. and 6:00 a.m. shall receive in addition to their regular rate, a premium of eighty-five cents ($.85) per hour for time worked. Effective 5/1/94, this premium will increase to eighty-five cents ($.85) per hour.

                         SUNDAY PREMIUM

A premium of twenty-five per cent (25%) of the straight-time basis rate of established classifications will be paid when work is performed on Sunday where such Sunday is within the regularly scheduled work-week of such class.

               DOUBLE TIME ON SECOND DAY OF RELIEF
                WHICH IS SEVENTH DAY OF WORK

An employee who is required to work on his second consecutive day of relief, and having worked as much as three (3) hours on his first day of relief and all of his scheduled hours during the seven (7) day period, shall be paid double his regular hourly rate of pay for hours worked on said second day of relief. An employee who has earned a premium in accordance with this provision will not be entitled to another such premium until he has again qualified for it on the basis of work performed in another seven (7) day period. A call out on the first day of relief does not meet the three (3) hour requirement unless the employee actually works three (3) or more hours.

For Monday to Friday workers, for the purposes of his premium payment, the first day of relief will be considered Saturday, the second day of relief the Sunday which is on the following day, and the seven (7) day period will be the period ending that Sunday.

For shift workers, or those on any other schedule the first day of relief and the second day of relief will be as allocated according to the payroll work week.

If the second day of relief occurs on a holiday, the holiday premium only will be paid and these premiums will not be pyramided.

In no event will the double time premium be paid more than once in any payroll work week.


                        OFF-HOUR COVERAGE

When so assigned, the rates for Off-Hour Coverage will be four dollars ($4.00) per day plus an additional four dollars ($4.00) per day for days of relief and holidays.



EMERGENCY CALL OUT

First shift employees who have a call-out which includes hours after midnight, when the next day is a day of relief (Friday night and Saturday night), will be paid double time for all hours after midnight until the normal starting time, as if it was not a day of relief, e.g., 7:30 a.m. for roster 7, 8, 15, 19 and 8:00 a.m. for all other rosters. The minimum for a call-out, between the above mentioned hours, will be double time for three (3) hours. There will be no double counting of hours after the normal starting time. This provision will also apply to employees on first shift who work other then Monday through Friday.

EXAMPLES:

A. An employee whose normal days of relief are Saturdays and Sunday is called out and reports to work at 11:00 p.m. on Saturday and works until 1:00 a.m. on Sunday will be paid:

                1 hour @ time-and-a-half (1-1/2) plus;
                2 hours @ double time (2)

B. An employee whose normal days of relief are Saturday and Sunday is called out and reports to work at 2:00 a.m. on Saturday and works until 4:00 a.m. on Saturday will be paid:

                3 hours @ double time

C. An employee from roster 7 or 8 whose normal days of relief are Saturday and Sunday is called out and reports to work at 4:00
   a.m. on Sunday and works until 8:00 a.m. on Sunday will be paid:
                3 and 1/2 hours @ double time (4:00 a.m. to 7:30 a.m.)
   plus         1/2 hour @ time-and-a-half (7:30 a.m. to 8:00 a.m.)

D. An employee from roster 3, 5, or 6 whose normal days of relief are Saturday and Sunday is called out and reports to work at 4:00 a.m. on Saturday and works until 8:00 a.m. on Saturday will be paid:

                4 hours @ double time (4:00 a.m. to 8:00 a.m.)

E. An employee whose normal days of relief are Saturday and Sunday is called out and reports to work at 5:30 a.m. on Saturday and works until 8:00 a.m. on Saturday will be paid:

                3 hours @ double time

                        TABLE OF CONTENTS

PART "B"                                              COMPANY
POLICIES

POLICY                                                    Page
    #1  -  Assignment to Conventional Line Equipment       63
    #2  -  Education Assistance                            63
    #3  -   Payday                                         63
    #4  -  Telephone Reimbursement                         63
    #5  -  Upgrade to Supervisor (10%)                     64

                     Policy Letters Retained

   "A"  -  Reference to Sickness/Accident Insurance Plan   65

   "B"  -  Reference to Uniforms                           66

                        COMPANY POLICIES

For the information of all concerned, we are listing below a number of Company policies of general interest:

1. The Company intends to rotate assignments to the conventional line equipment in order to keep people proficient at climbing, but the duration of assignments is predicated upon individual capabilities, performance and interest. Although assignments will not always be equal they will be equitable. While the assignments are discretionary, they will not be discriminatory and the Company will be entirely willing at any time to discuss any complaints.
2. The Company has a Tuition Refund program for educational assistance under which the Company will refund to its regularly employed, full-time personnel 75% of the net tuition and registration cost of certain courses of study approved by the Company and related to the employee's present position, provided the other program requirements are met. Details of the program are available at the Personnel Office.
3. Payday for bargaining unit personnel will be Thursday, p.m.
4. Effective May 1, 1975, only those employees receiving telephone reimbursement, as of that date, will continue to be eligible for such reimbursement while in a classification to which such reimbursement applies. Should an eligible employee locate in a classification to which telephone reimbursement does not apply, his name will be removed from the list. However, should he revert to a classification to which the telephone reimbursement does apply, he will again become eligible. (The eligibility list is in the custody of the Payroll Department, and no new names will be added to it.)
5. When the Company temporarily requires a bargaining unit employee to perform supervisory work, as, for example, in the absence of a supervisor, the Company pays a premium of 10% of the employee's regular rate but not more than the rate of the supervisor, provided the employee is assigned the responsibility for the employees under him. In the event a Lineman-1st Class is temporarily assigned as Distribution Foreman and is assigned the responsibility for two or more crews, the Company pays the rate of the Head Lineman plus 10% of that rate, but not more than the rate of the Distribution Foreman.

When a bargaining unit employee in Roster 10 (Customer Services only) is upgraded under this policy, the employee will perform his regular bargaining unit work and supervisory assignments made by the manager.

At the present time, there is no intention to change the above policies, but the Company does intend to review them from time-to-time, and if changes are made, appropriate advance notice will be given to those concerned. None of the above policies will be changed unless the changes have been discussed with the Union.

FITCHBURG GAS AND ELECTRIC
LIGHT COMPANY


REVISED
POLICY "A" SICKNESS AND ACCIDENT POLICY
                                   5/1/91

This will confirm the following points discussed during collective bargaining negotiations in 1991 involving the sickness and accident policy.

1. The policy will apply to all full-time employees who are employed for six (6) months in a regular position.
2. The benefit will be for not more than 26 weekly payments in a 52-week period at $200.00 per week.
3. The benefit will commence fifteen (15) days after the date of disability for a covered accident or sickness but will not provide payments for the period covered by the Disability Payment Plan (Article XVII, Pg. 25).
4. In the event the employee is absent due to an accident that occurred outside of work, the employee will notify the company and reimburse the company from the settlement, the amount received from the Accident and Sickness Policy for wages not to exceed the amount of the payment made under the plan.
5. The employee contribution to this plan will be $0.92 per week. The plan will be reviewed annually to determine the amount of the employee contribution.
6. At the expiration of this benefit, the employee must apply for a personal leave. All benefits will cease unless an extension is approved by the Company.
7. Before the company makes payment under this plan, there must be medical evidence presented by the employee to substantiate the medical claim. The company will determine if the employee should be evaluated by the company physician to substantiate the medical evidence.
8. If there is a disagreement between the employee's physician and the company physician, the case will be referred to a recognized specialist or clinic in the field of medicine involved, whose opinion will be final and binding upon the parties. Whenever possible the University of Mass. Medical Center-Worcester will be used.
9. The employee must cooperate with the company in establishing and re-establishing medical eligibility under this plan. Failure to do so will result in termination of benefits under this plan.

                             Revised
                          MEMO PART "B"


                                   May 1, 1991


The Brotherhood of Utility Workers of
New England, Inc.
Local No. 340
Fitchburg, MA 01420

Gentlemen:

     In August 1972, the Company furnished uniforms to the Customer Service Department under the following discussed conditions:

     The Company will furnish uniforms for Customer Service Department servicemen, the Appliance Parts Clerk, and Electric Meter Department personnel. The uniforms will consist of jackets, trousers, and shirts for the Customer Service Department personnel and Electric Meter Department personnel and a smock for the Appliance Parts Clerk. The employees will arrange for the laundering of these uniforms at their own expense. The employees will take reasonable care of the clothing furnished and they will be required to wear such clothing during all working hours.

     Officers of Local No. 340, B.U.W. not only endorse the program of personnel in the Customer Service Department and the Electric Meter Department wearing uniforms but have offered to support this program by assisting the Company in seeing that the personnel involved wear said uniforms. In the event that one were not to wear the uniform for any reason, Local No. 340 officers requested that they be notified at which time they will immediately contact the individual involved and make every effort to see that the uniform will be worn with consistency. In the event the officers of Local No. 340 are unsuccessful in this initial assistance, the Company would then become involved and would resort to their normal disciplinary practices in cases of infraction of Company rules.

     Effective May 1, 1991, the Uniform Policy will be expanded to include employees in Rosters 1, 7, 8, 9, 15, 19 and the Janitor, Stockman and Mail and Supplies Clerk. The jacket provided to the meter readers will be laundered by the Company. All provisions of this letter will apply to these classifications.

                                             Very truly yours,


                                             Frank L. Childs
                                             President



PART "C"
               FITCHBURG GAS AND  ELECTRIC LIGHT COMPANY
                GROUP INSURANCE SUMMARY

     There shall be maintained a Group Insurance program with the following benefits:

Group Life Insurance
     Employees are eligible for group life insurance coverage equivalent to two times their basic annual wages reduced to the next lower full thousand. Employees hired before May 1, 1985 will be eligible for group life insurance coverage equivalent to three times their basic annual wages reduced to the next lower full thousand.
     Employees become eligible for coverage after six months of employment.
     Maximum Group Life Insurance coverage is $100,000. Fitchburg Gas And Electric Light Company pays insurance premium cost.

Accidental Death and Dismemberment
     Employees are eligible for accidental Death and Dismemberment coverage equal to the total of their Group Life
Coverage up to a maximum of $5,000.
     Fitchburg Gas And Electric Light Company pays insurance premium cost.

Insurance After Retirement
     Employees retired on a pension may continue Group Life
Insurance up to one-half of the amount carried at the time of retirement with the maximum being $7,500.
     Fitchburg Gas And Electric Light Company pays for the retiree's group life insurance.

Group Comprehensive Health Insurance
     Group Comprehensive Health Services Insurance is provided for employees and their eligible dependents and is briefly outlined as follows:

A. Deductible: $100 of "Covered Medical Expenses" for each member, each calendar year with a maximum of three deductibles per family per calendar year.

B.   Coinsurance: Program pays 80% of first $2,000 of "Covered
Medical Expenses" in excess of deductible for each member each year.

C.   Paid In Full: Program pays in full "Covered Medical
Expenses" in excess of the coinsured amount and the deductible for the remainder of the calendar year.

     Maximum lifetime benefit per member is $1,000,000 (benefit for the treatment of mental and nervous disorders is limited to $5,000 per calendar year, lifetime maximum $10,000). Maximum out-of-pocket for "Covered Medical Expenses" is $500 per member each calendar year. "Covered Medical Expenses" include charges which are usual, customary and reasonable for medically necessary service, (hospital, physicians, psychiatric, chiropractic and other required services and supplies).

     While in the employ of the Company, if an employee suffers a fatal industrial accident, or an employee dies a natural or non-industrial accidental death leaving a widow(er), the widow(er) will continue to be covered under the Company's Comprehensive Health Insurance Plan (with family coverage if there are dependent children) for a period of ten(10) years, or until remarriage, or until reaching age sixty-five (65), whichever occurs first.

     Retirees under sixty-five (65) years and their dependents will be covered by the Group Comprehensive Health Insurance, and the Company will pay the premium for Retirees and their dependents for the first year following retirement. After this first year, retirees and their dependents will be eligible to receive health insurance benefits from the UNITIL Retiree Trust.


GROUP INSURANCE (cont.')

     Active Employees and Retirees over sixty-five (65) years will be covered by a Supplement to Medicare Plan paid for by the Company. The eligible dependents (age 65 or over) of these active employees and retirees over sixty-five (65) years will also be covered under the Supplement to Medicare Plan with full premium paid for by the Company. The Company will pay the premium for Retirees and their dependents for the first year following retirement. After this first year, retirees and their dependents will be eligible to receive health insurance benefits from the UNITIL Retiree Trust.

     Group Dental Plan
     Group Dental Care Insurance is provided for employees and their eligible dependents and is briefly outlined as follows:

     Coverage I: No deductible. 100% paid by insurance. Diagnostic - Initial Examination; Examinations to determine the required dental treatment once in a six (6) month period:
          X-Rays - Full Mouth/Panorex.
          X-Rays once in a three (3) year period.
          Bitewing X-rays once each twelve (12) month period. Peripical X-Rays as necessary.
          Preventative - Cleanings once in a six (6) month period.
          Fluoride - once in a twelve (12) month period (age limit 19).
          Space Maintainers.

     Coverage II: $25 deductible per member per insurance plan year. After deductible, 80% paid by insurance, 20% paid by patient.
          Restorative - Amalgam, Silicate and Acrylic restorations.
          Oral Surgery - Extraction's.
          Endodontics - Pupal therapy; root canal filling.
          Periodontics - Treatment of gum disease; includes periodontal cleanings.
          Dental Repair - Repair of removable denture to its original condition.
          Palliative - Emergency Treatment.

     Coverage III: $25 deductible per member per insurance plan year. After deductible, 50% paid by insurance, 50% paid by patient.
          Crowns and build-ups for crowns.
          First placement of inlays and bridges.
          First placement of partial or full dentures.

     Coverage IV: No deductible. 50% paid by insurance, 50% paid by patient.
          Orthodontia. Lifetime maximum for this benefit is $1,000 per person.

     Maximum of three (3) deductibles per family per insurance plan year and a maximum payment by the plan of $750 per member per insurance plan year.

     This benefits summary is for informational purposes only. The benefits are described more fully in the applicable master group insurance policy. The extent of coverage for each individual is governed at all times by that document. In the event of any conflict between this summary and the plan documents, the plan document will govern.

PART "D"

                        TABLE OF CONTENTS

                        LETTERS OF INTENT





                   Subject              Date of Letter    Page
1  Consecutive Days of Relief Language    5/1, 1973        69
   - Art. VI
2  Vacations - Call-in Form               5/1, 1973        70
3  Plans to Furlough During Term of       5/1, 1994        70
   Contract







May 1, 1973

The Brotherhood of Utility Workers of New England, Inc.
Local No. 340
Fitchburg, Massachusetts

Gentlemen:

It was agreed to delete the second parenthetical reference (Lines 12-24, Page 11, of the 1970-1973 Contract booklet) because there are no present schedules with three or four consecutive days of relief in a two-week period. It was further agreed that if there should be any applicable schedule in the future with days of relief so scheduled, the deleted language would be added to the agreement and again be effective as before.

Very truly yours,

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

By   (s)  Howard W. Evirs, Jr.
              President


May 1, 1973

The Brotherhood of Utility Workers of New England, Inc.
Local No. 340
Fitchburg, Massachusetts 01420

Gentlemen:

This will confirm to you during negotiations as to our policies on employees being called in to work during their scheduled vacation periods. The Company recognizes the importance and desirability of employees being able to enjoy their vacations and, therefore, will call in employees to work during such periods only in emergency situations or for urgent reasons beyond those encountered under usual day-to-day operations.

Very truly yours,

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

By  (s)  Howard W. Evirs, Jr.
      President





May 1, 1994

The Brotherhood of Utility Workers, Inc.
Local No. 340
Fitchburg, Massachusetts

Gentlemen:

The Company has no plans to furlough any regular employees during the term of the present contract. However, the Company must be free to deal with unexpected situations brought about by economical or technological changes, acts of God, natural or man-made disasters, etc., and will do so to the optimum benefit of its' employees, owners and customers.

Very truly yours,

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

By  (s)  Priscilla J. Neault
      Vice President and General Manager

                       PROGRESSION  CHART

ROSTER 1    TRANSPORTATION

              Fleet Mechanic-1st Class

              Fleet Mechanic-2nd Class (15 Months to 1st Class)

ROSTER 2    CLERICAL "A"

              Clerk Typist  Step 6
              (See Clerical Progression and Pay Plan - Page 57)

ROSTER 3    METER & SERVICE
               Gas Serviceman-1st Class
               Emergency Night Troubleman
               Gas Serviceman-2nd Class
               Gas Serviceman-3rd Class
            Progression Based on Successfully Passing Writtten and Field Exam.

ROSTER 5    METER (GAS)
               Gas Fitter Meterman
               Gas Fitter Meterman (24 Months Before Advancing)

ROSTER 6    METER (GAS & ELECTRIC)
               Gas/Electric Tester/Installer-1st Class
               Gas/Electric Tester/Installer-2nd Class
                  Two (2) years in the classification
               Gas/Electric Tester/Installer-3rd Class
                  Two (2) years in the classification
               Gas/Electric Tester/Installer Helper
                  Six (6) months in the classification
               Meterman Helper (Special)
                  No automatic Progression

ROSTER 7    STREET
               Utilityman-A-Leader
               Utilityman-A
               Utilityman-B        (15 Months to Utilityman-A)
               Utilityman-C        (12 Months to Utilityman-B)
               Streetman           ( 6 Months to Utilityman-C)

ROSTER 8    ELECTRIC DISTRIBUTION
               Head Lineman
               Emergency Night Troubleman
               Lineman-1st Class
               Lineman-2nd Class   (15 Months to 1st Class)
               Lineman-3rd Class   (12 Months to 2nd Class
               Apprentice Lineman  ( 6 Months to 3rd Class)

               Head Cable Splicer
               Cable Splicer 1st Class
               Cable Splicer 2nd Class  (15 Months to 1st Class)
               Cable Splicer 3rd Class  (12 Months to 2nd Class)
               Cable Splicer Helper     ( 6 Months to 3rd Class)

ROSTER  9   METER READER
               Head Meter Reader
               Meter Reader
            No Automatic Progression

ROSTER 10   CLERICAL "B"
               Customer Service Representative
               Credit Representative
               Dispatch Operator
               Cashier
               Data Processing
               Billing Clerk
               Walk-in Representative - Customer Service
               Walk-in Representative - Credit
               Switchboard Operator / Receptionist
               Mailroom Clerk
            (See Clerical Progression and Pay Plan - Page 57)

ROSTER 11   STORES
               Stock Clerk
               Stockman
            No Automatic Progression

ROSTER 12   JANITORIAL
               Janitor
            No Automatic Progression

ROSTER 13   COLLECTIONS
               Collector
            No Automatic Progression

ROSTER 15   REPAIRS
               Repairman-1st Class Certified Welder
               Repairman-1st Class
               Repairman-2nd Class
               Repairman-3rd Class
               Repairman-Helper
            No Automatic Progression

ROSTER 16   ELECTRICAL
               Electrician-1st Class & Relay Tester
               Electrician-1st Class
               Electrician-2nd Class
               Electrician-3rd Class
            Progression Based on  Successfully Passing a Written
            Exam for Each Class

ROSTER 19   GAS PRODUCTION
               Utilityman 1
               Utilityman 2 - Must have held U-2 12 Mo.) Per
               Utilityman 3 - Must have held U-3 12 Mo.) Postings
            Progression Based on Successfully Passing a Written
            Exam for Each Class.

ROSTER 20   DIG SAFE
               Dig Safe Technician
            No Automatic Progression



INDEX
A                                        Clerical Pay Plan, 57
Allowance                                    Adjustment, 57
    Meal, 10, 48                         Clothing, Damaged, 48
    Meal Periods, 9                      Coffee Breaks, 47
    Meter Reader Car, 56                 Company Policies, 63, 64
    Meter Reader Meal, 45, 56            Contractors, 31, 32
    Travel-Gas Production, 42            Corner-mount, Digger, 33
Arbitration, 19                          Council Union Leave, 49
Assignment                               Cross-rostering, 7
    Alternate Emergency Nightman, 32     Customer Service
    Bucket Trucks, 33                        Hours of Work, 7
    Hot Stick, 36                            Supervisory Assignment, 64
    Inclement Weather, 37                    Uniforms, 66
    Outside Service Area, 47             D
    Rental Service Work, 43              Damage to Clothing, 48
    Rotation, 63                         Days of Relief
    Supervisors, 64                          Consecutive, 69
    Temporary, 6, 7, 13                      Double Time - Second day, 60
Attendance                               Definition
    Training Sessions, 44                    Employees, 1
B                                        Dental Insurance, 68
Backhoe                                  Digger-Corner Mount, 33
    Premium, 54                          Disability Payment Plan 25,26,27,28
    Use of, 42                               Amount, 26
Bargaining Unit Work                         Eligibility, 26
    Supervisors, 49                          Lump Sum Settlement, 27
Benefits                                     Pay-When-Work, 28
    401(k) Plan, 29                      Disability Retrogression, 23,24,25
    Group Insurance, 28                      Adjusted Pay Rate, 23, 24, 24
Birthday Holiday, 6                      Discharge, 18
Breaks                                   Discipline, 18
    Coffee, 47                           Discrimination, 50
Bulletin Boards, 31                      Distribution, Gas, 35
C                                        Driver's License
Call In                                      Class 1, 49
    Vacation, 70                             Loss, 35
Call Out                                     Reimbursement, 48
    Emergency, 62                        Duration
Car Insurance, 48                            Labor Agreement, 50
Car Washing
    Meter Readers, 44

INDEX
E                                        Holidays, 6
Educational Assistance, 63                   Birthday, 6
Electric Distribution                        During Vacation Period, 11
    Electric Turn-ons, 45                    Listing of, 6
    Inclement Weather, 37, 38                Saturday, 6
Emergency                                    Work on, 7
    Call Out, 62                         Hot Stick, 35, 36
    Storm Premium, 5, 6                  Hours of Work, 7
Emergency Nightman, 32                       Customer Service, 7
    Christmas, 7                             Janitor, 8
    Electric Turn-ons, 45                    Service
                                         Department, 8
Employee                                 I
    Part-time - Definition of, 1         Illness
    Regular - Definition of, 1               Disability Payment, 25
    Temporary - Definition of, 1             Disability Retrogression, 23
Equipment                                    Sickness & Accident, Policy, 65
    Furnished, 41                        Inclement Weather, 37
Exams                                    Insurance
    Medical, 38, 39, 40                      Dental, 68
    Roster 7, 42                             Health, 67
F                                            Life, 67
Furlough Employees, 70                       Lump Sum Settlement, 27
G                                            Motor Vehicle, 48
Gas Distribution                         J
    Crew Complement, 35                  Janitor
    Inclement Weather, 38                    Hours of Work, 8
Gas Production                           Jury Duty, 30
    Assignment, 41                       L
    Off  Season Assignments, 42          Leaves of Absence
    Progression, 42                          Death in Family, 29
    Travel Allowance, 42                     Jury Duty, 30
Gassing Vehicles, 42                         Military Training, 30
Gloves, Work, 41                         Life Insurance, 67
Grievances, 18, 19, 20                   Loss of Driver's
                                         License, 35
Group Insurance, 28, 29                  M
H                                        Meal
Health Insurance, 28, 29, 67                 Allowance, 10, 48
    Cost, 29                                 Fee Schedule, 10
    Retirees, 67                             Payment, 10
    Surviving Spouse, 67                     Period, 9


INDEX
Medical                                  Progression
    Exams, 38, 40                            Chart, 71
    Insurance, 67                            Returning to
                                         Rosters, 45
Membership                                   Roster 1, 52
    Union, 2                                 Roster 2 and 10, 57
Meter Readers                                Roster 3, 53
    Car Washing, 44                          Roster 5, 53
    Safety Sneakers, 48                      Roster 7, 47
    Uniforms, 66                             Roster 8, 47
    Work Practices, 45                   Q
Military Leave, 17                       Qualification
    Reserve Duty, 30                          Rosters 7 and 8, 45, 47
Motor Vehicles                           R
    Insurance, 48                        Reduction in Forces, 14, 16, 17
O                                        Reimbursement
Off-Hour Coverage, 61                        Driver's License, 48
Overtime, 4                                  Hoist Engineer's License, 48
    Equalization Schedule, 4                 Safety Shoes, 48
    Minimum, 4                           Reserve Duty, 30
    Planned, 4                           Rest Period, 59, 60
    Policy, 43, 44                       Retiree Trust, 49
    Response to, 43                      Retirement
P                                            Health Insurance, 67
Pay-As-You-Work, 28                          Life Insurance, 67
Pay Day, 63                                  Pension, 20, 21, 22, 23
Payroll Deductions                       Retrogression, 23
    Sickness & Accident, 65              S
    Union Dues, 20                       Safety, 49
Pension, 20, 21, 22, 23                  Safety Shoes, 48
Posting                                      Company Reimbursement, 48
    Bulletin Boards, 31                      Employee Purchases, 48
    Vacancies, 15                            Sneakers, 48
Premium                                  Saturday
    Backhoe, 54                              Holiday, 6
    Emergency Storm, 5, 6                Schedule of Wages
    Gas Plants, 57                           Roster   1, 52
    Jackhammer, 55                           Roster   2, 52, 57
    Posthole Digger, 54                      Roster   3, 52, 53
    Splicing in Air, 55                      Roster   5, 53
    Splicing in Manhole, 55                  Roster   6, 53
    Sunday, 60                               Roster   7, 54
Probationary, 14                             Roster   8, 54

INDEX
    Roster   9, 56                       Tuition Refund, 63
    Roster 10, 56, 57                    Turn Ons
    Roster 11, 56                            Electric, 45
    Roster 12, 56                        U
    Roster 13, 56                        Uniforms
    Roster 15, 56                            Customer Services, 66
    Roster 16, 56                            Electric Distribution, 66
    Roster 19, 57                            Gas Distribution, 66
    Roster 20, 57                            Meter Readers, 66
Scheduling                               Union Dues
    Vacations, 11                            Payroll Deduction, 20
Second Day of Relief, 60, 61             Upgrading
Seniority                                    Line and Street Departments, 42
    Definition, 13                           To Supervisor, 64
    Department Transfers, 15             V
    Furloughed Employees, 16             Vacancies, 15
    Leave of Absence, 18                 Vacations, 10, 11, 12
    Posting, 15                              Entitlement, Follow Pers. or
                                               Med. Lv, 12
    Probationary, 14                         Holiday, 11
    Reduction in Forces, 14                  Illness, 12
    Vacancies, 14                            Scheduling, 10, 12
Shift Differential, 60                   Vehicles
Sickness and Accident Policy, 65             Fueling, 42
Snow Plowing, 40                         W
Storm Premium, Emergency, 5, 60          Wages (see Schedule of Wages)
Successors Clause, 50                        Job Award Increases, 3
Sunday Premiums, 60                          New Employees, 3
Supervisory Assignment, 64                   Reduction in
                                         Forces, 16
Surviving Spouse                         Wash-up Time, 41
    Health Insurance, 67                 Work Gloves, 41
    Pension, 22                          Work Practices
Suspension, 18                               Meter Readers, 45
T
Telephone Reimbursement, 63
Temporary Assignment, 7
Thermos Bottles, 48
Time Off, 28
Tools and Equipment, 41
Training
    Attendance at Sessions, 44
    Rosters 7 and 8, 45